Exhibit 10.49

PURCHASE AND SALE AGREEMENT

between
Each of the parties designated as a “Seller” on Exhibit A-1,

and

HARRISON STREET REAL ESTATE, LLC, a Delaware limited liability company as Purchaser

As of September 27, 2013

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IX. REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS ; LIQUIDATED DAMAGES	46
9.1 Default by Purchaser Prior to Closing	46
9.2 Default by Sellers Prior to Closing	50
9.3 Material Adverse Effect	50
9.4 Limitations of Purchaser’s Post-Closing Claims	51
9.5 Other Limitations of Purchaser’s Claims	51
9.6 Survival of Purchaser’s Claims	52
9.7 Survival of Seller’s Claims	52
9.8 Limitations on Seller’s Claims	52
9.9 Limitations on Liability	52
9.10 Survival	52

X. BROKERS	52

XI. NOTICES	53

XII. MISCELLANEOUS	55
12.1 Governing Law	55
12.2 Professional Fees and Costs	55
12.3 Exhibits a Part of This Agreement	55
12.4 Executed Counterparts	55
12.5 Assignment	55
12.6 IRS - Form 1099-S	56
12.7 Successors and Assigns	56
12.8 Time is of the Essence	56
12.9 Entire Agreement	56
12.10 Further Assurances	56
12.11 Waiver	56
12.12 Headings	57
12.13 Risk of Loss	57
12.14 Construction of Agreement	58
12.15 Covenants, Representations and Warranties	59
12.16 Press Releases; Confidentiality	59
12.17 No Third-Party Beneficiaries	60
12.18 Facsimile Signatures	60
12.19 Severability	60
12.20 Consents and Approvals	60
12.21 WAIVER OF JURY TRIAL	60
12.22 1031 Exchange	60
12.23 Montgomery County Provisions	60

XIII. EXECUTION	1

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SCHEDULE OF EXHIBITS

Exhibit A-1	Properties and Sellers
Exhibit A-2	Legal Description of Properties
Exhibit A-3	Seller Information
Exhibit A-4	Allocation of Purchase Price Among Properties
Exhibit B	Form of Escrow Agreement for Earnest Money Deposit
Exhibit C	Assumed Contracts
Exhibit D-1	Lease Schedule
Exhibit D-2	TI Obligations, Rent Abatements and other Concessions
Exhibit D-3	Leasing Commissions and Brokerage Agreements
Exhibit D-4	Certain Lease Expenses to be Paid by Purchaser
Exhibit D-5	Storage and Antenna Agreements
Exhibit D-6	Accounts Receivable
Exhibit E	Certain In-Process Leases
Exhibit F-1	Form of Maryland Deed
Exhibit F-2	Form of Virginia Deed
Exhibit F-3	Form of District of Columbia Deed
Exhibit G	Form of Bill of Sale
Exhibit H	Form of Assignment of Intangibles
Exhibit I	Form of Assignment and Assumption of Contracts
Exhibit J	Form of Assignment and Assumption of Leases
Exhibit K	Form of FIRPTA Certificate
Exhibit L	Form of Notice to Tenants
Exhibit M	Pending Litigation and Violation Notices
Exhibit N	Form of Owner’s Affidavit
Exhibit O	Environmental Reports
Exhibit P	Title Commitments
Exhibit Q	Surveys
Exhibit R	Assignment and Assumption of Purchase Agreement
Exhibit S	Liens to be Cured
Exhibit T-1	Form of Tenant Estoppel Certificate
Exhibit T-2	Form of Seller Estoppel Certificate
Exhibit U	Certain Covenants, Conditions, Restrictions and Easements
Exhibit V	Form of Turnkey Escrow Agreement

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is dated as of this 27th day of September, 2013 (the “Effective Date”), and is made by and between each of the parties identified on Exhibit A-1 hereto (each, a “Seller”), and Harrison Street Real Estate, LLC, a Delaware limited liability company (the “Purchaser”).
RECITALS
A.    Each of the Sellers is the owner of the Property or Properties corresponding to such Seller on Exhibit “A-1” hereto.
B.    Purchaser desires to purchase all of the Properties and to acquire all of the Sellers’ respective right, title and interest in and to all of the Properties, on the terms and conditions set forth in this Agreement.
C.    The Sellers desire to sell to Purchaser all of the Properties and to convey to Purchaser all of their respective right, title and interest in all of the Properties, on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, for valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
I.

DEFINITIONS AND INTERPRETIVE PRINCIPLES

1.1General Interpretive Principles.

1.1.1All references to sections, schedules, exhibits, recitals or the preamble are to sections, schedules, exhibits or recitals of, or the preamble to, this Agreement, unless otherwise specified.

1.1.2Unless otherwise specified, the words “hereof”, “herein” and “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.1.3If the context requires, the use of any gender will also refer to any other gender, and the use of either number will also refer to the other number.

1.1.4Notwithstanding Section 1.1.3, references in the singular to any of the Sellers or to any of the Properties (i.e., references to “Seller” or to “Property”) shall not be interpreted to mean more than one Seller or more than one Property, respectively. If all of the Sellers are intended,

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the word “Sellers” is used, unless the provision including the word “Sellers” clearly indicates that more than one, but not all, of the Sellers are intended, in which case the reference to “Sellers” includes only the subset of Sellers so indicated. References to “the Property of such Seller” or “such Seller’s Property” mean the Property owned by the applicable Seller or, if such Seller owns more than one Property, all of the Properties owned by such Seller. References to “such Property’s Seller” mean the Seller that owns the applicable Property.
1.1.5The word “including” is not exclusive.

1.1.6Accounting terms used but not specifically defined herein have the meanings determined by reference to generally accepted accounting principles.

1.1.7Any provision of this Agreement referring to a particular time of day shall be interpreted in accordance with the local time in Washington, D.C.

1.2Definitions. As used in this Agreement:

“Accommodator” has the meaning set forth in Section 12.22.3.
“Additional Rent” means all reimbursements of Operating Expenses and administrative charges, common area maintenance charges, reimbursements of real estate taxes, rent escalations based on increases in the consumer price index or any other measures of inflation, retroactive rent escalations, insurance cost reimbursements, parking charges, antenna rents, license fees and all other amounts and charges payable by a Tenant to a Seller, as landlord, under such Tenant’s Lease (other than Basic Rent), but shall not include Security Deposits.
“Additional Rent Received” has the meaning set forth in Section 5.5.11(b)(ii).
“Affiliate” means, with respect to any Person, (i) a Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; or (ii) a Person that, directly or indirectly, owns, is owned by or is under common ownership with, such Person.
“Agreement” has the meaning set forth in the preamble hereof.
“Allocated Amount” has the meaning set forth in Section 2.6 hereof.
“Allocated Share” has the meaning set forth in Section 2.6.
“Assignment of Contracts” has the meaning set forth in Section 5.2.4 hereof.
“Assignment of Intangibles” has the meaning set forth in Section 5.2.3 hereof.
“Assignment of Leases” has the meaning set forth in Section 5.2.5 hereof.
“Assumed Contracts” has the meaning set forth in Section 4.2.4.
“Basic Rent” means all base rent or basic rent payable in fixed installments and fixed amounts for stated periods by Tenants under their Leases.

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“Bill of Sale” has the meaning set forth in Section 5.2.2 hereof.
“Books and Records” means, with respect to each Property, all documentation, third party reports and studies, land surveys, land use applications, land use permits and approvals, operating permits and other documents in printed or electronic form (but excluding software which is proprietary to such Property’s Seller, its Affiliates or any third party, or is licensed from third parties by such Seller or its Affiliate) that is in the possession or under the control of such Seller or its Affiliate and that pertains to the use, operation, ownership or condition of such Property, including (i) all correspondence, billing, and other files, (ii) all environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental (including with respect to the impact of materials used in the construction or renovation of the Improvements) and architectural reports, studies and certificates pertaining to such Property, and (iii) all financial statements and other accounting, tax, financial, and other books and records relating to the use, maintenance, and operation of such Property, but excluding (x) any Excluded Documents and (y) those items that are consolidated with items from other facilities owned, leased or managed by such Seller or its Affiliate and not being conveyed to Purchaser.
“Broker” has the meaning set forth in Article X hereof.
“Business Day” means any day other than a Saturday, a Sunday or a state or federal holiday on which, or in observance of which, the Board of Governors of the U.S. Federal Reserve System dictates that Federal Reserve banks are to be closed.
“Cap Amount” has the meaning set forth in Section 9.4 hereof.
“Casualty” has the meaning set forth in Section 12.13.1 hereof.
“Casualty Notice” has the meaning set forth in Section 12.13.1 hereof.
“Casualty Renovation Cost” has the meaning set forth in Section 12.13.1 hereof.
“Claim Notice” has the meaning set forth in Section 9.6 hereof.
“Claims” means, collectively, damages, claims (including without limitation, any claim for damage to property of others or injury to or death of any persons), penalties, obligations, liabilities, fines, losses, causes of action, fees, injuries, liens, encumbrances, proceedings, judgments, actions, rights, demands, costs and expenses (including without limitation, reasonable attorneys’ fees (whether or not legal proceedings are instituted) and court and litigation costs), except to the extent that any of the foregoing allege or constitute indirect, special, consequential or punitive damages (or would constitute indirect, special, consequential or punitive damages if ordered by a court).
“Closing” means the sale and assignment of the Properties to Purchaser on the Closing Date, and the performance by each party of the obligations on its part then to be performed under and in accordance with this Agreement.

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“Closing Date” has the meaning set forth in Section 5.1 hereof, subject to any other provision of this Agreement that expressly provides for a different Closing Date as to one or more of the Properties, and subject to postponement as expressly provided herein.
“Closing Documents” has the meaning set forth in Section 9.4 hereof.
“Closing Instructions” has the meaning set forth in Section 3.1 hereof.
“Closing Payment” has the meaning set forth in Section 2.2.2 hereof.
“Code” has the meaning set forth in Section 12.22.
“Consolidated Closing Statement” has the meaning set forth in Section 5.2.12 hereof.
“Construction Management Agreement” has the meaning set forth in Section 5.5.7(d).
“Construction Manager” has the meaning set forth in Section 5.5.7(d).
“Contracts” means, with respect to each Property, all equipment leases, and all contracts, Work Agreements and other agreements (excluding Encumbrances and any management agreements) relating to the ownership and/or operation of such Property.
“Cure” means, with respect to a Lien or an Encumbrance, to cause the Title Company to issue a title policy insuring Purchaser’s title without exception for such Lien or Encumbrance, either by Discharging such Lien or Encumbrance or on the basis of an indemnification, a bond or another arrangement satisfactory to the appropriate Seller and the Title Company.
“Deeds” has the meaning set forth in Section 5.2.1 hereof.
“Defeasance Costs” has the meaning set forth in Section 5.6.
“Defeasance Extension Period” has the meaning set forth in Section 5.1.2.
“Designating Party” has the meaning set forth in Section 12.22.3.
“Discharge” means, (i) with respect to a Lien, (a) to cause the party secured by such Lien to release and discharge the same of record; or (b) to cause the Title Company to issue a title policy insuring Purchaser’s title without exception for such Lien by paying the indebtedness it secures (the amount thereof having been previously specified for the applicable payoff date by the secured party) into Escrow at Closing, or by defeasing such Lien, or (ii) with respect to an Encumbrance, to cause the parties benefitted by such Encumbrance to discharge and terminate such Encumbrance of record.
“Due Diligence Materials” has the meaning set forth in Section 4.2.1 hereof.
“Earnest Money Deposit” has the meaning set forth in Section 2.2.1 hereof.

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“Effective Date” has the meaning set forth in the preamble hereof.
“Encumbrance” means (i) any covenant, condition, restriction, easement, right of way or other matter affecting title to a Property, and (ii) any encroachment, violation, easement, right of way or other matter that would be disclosed by an accurate and complete survey satisfying the Survey Standards; provided, however, that “Encumbrances” do not include Liens or Leases.
“Environmental Damages” has the meaning set forth in Section 4.3(g) hereof.
“Environmental Reports” means the reports listed on Exhibit O.
“Environmental Requirements” has the meaning set forth in Section 4.3(h) hereof.
“EAT” has the meaning set forth in Section 12.22.3.
“ERISA” has the meaning set forth in Section 7.2.4(m).
“Escrow” has the meaning set forth in Section 3.1 hereof.
“Escrow Agent” means the Title Company, when acting in its capacity as escrow holder or closing agent hereunder or under any Closing Document.
“Escrow Agreement” has the meaning set forth in Section 3.1 hereof.
“Exchange” has the meaning set forth in Section 12.22.
“Excluded Assets” means, with respect to each Property, the Excluded Documents, all computer hardware and software used by such Property’s Seller or its Affiliate or in connection with such Property, cash, cash equivalents, checks and other funds, including, without limitation, notes, securities and other evidence of indebtedness held at such Property as of the Closing, and balances on deposit to the credit of such Seller with banking institutions, all of which shall be retained by such Seller.
“Excluded Documents” means, with respect to each Property, all (a) Proprietary Information (except to the extent of Purchaser’s rights to use same in accordance with this Agreement), (b) Intellectual Property Rights, (c) all insurance policies owned or obtained by such Property’s Seller on behalf or in connection with such Seller’s business at the Property, (d) the corporate minute books and stock registers of such Seller or its Affiliates, (e) internal memoranda, correspondence, analyses, documents or reports prepared by or for such Seller or its Affiliates in connection with the sale of such Property (exclusive of third party environmental, reports), including, without limitation, tax returns or financial statements of such Seller (exclusive of operating statements and the general ledger of such Property and any supporting information which shall be available for review by Purchaser) for or in connection with its ownership or operation of such Property, (f) privileged communications between such Seller or any Affiliate and their respective attorneys, (g) appraisals, assessments or other valuations of such Property in the possession or control of such Seller, (h) structural reviews of the Properties, and (i) original bills, invoices, receipts and checks relating to expenses incurred prior to the Closing.

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“Existing Woodholme MOB Financing” means the existing mortgage financing encumbering the Woodholme MOB Property.
“Final Closing Adjustment” has the meaning set forth in Section 5.5.11.
“Good Funds” means a cashier’s check, certified funds, or confirmed wire transfer of funds.
“Hazardous Materials” has the meaning set forth in Section 4.3(i).
“Improvements” means, with respect to each Property, the buildings, structures, fixtures, and other permanent improvements located on such Property’s Land, including, without limitation, electrical distribution systems, HVAC systems, walkways, driveways, parking lots, plumbing, lighting, and mechanical equipment and fixtures installed thereon.
“Individual Closing Statement” has the meaning set forth in Section 5.2.12 hereof.
“Intangible Property” means, with respect to each Property, (a) local telephone and facsimile exchange numbers identified exclusively with such Property, (b) transferable certificates (including the certificate of occupancy for such Property), licenses, permits (including the Permits) and warranties now in effect with respect to such Property, (c) all general intangibles relating to design, development, operation and use of such Property, all rights and work product under construction, service, consulting, engineering, architectural, design and construction agreements, if any, that are assigned to Purchaser at Closing as Assumed Contracts, and plans and specifications of any portion of such Property, and all development rights and goodwill related to any portion of such Property, and (d) all other intangible property used by such Property’s Seller exclusively in connection with the ownership and operation of such Property, but excluding the Excluded Assets.
“Intellectual Property Rights” means, with respect to each Property, all patents, copyrights, trade secrets, trademarks, trade names, service marks, confidential information and other know-how owned by such Property’s Seller or its Affiliates or used by such Seller or its Affiliates in managing such Property, including but not limited to (a) marketing and management intangibles, (b) all proprietary computer software developed and owned by such Seller or its Affiliate, and (c) all proprietary manuals, instructions, policies, procedures and directives issued by such Seller or its Affiliates to its employees at such Property, except for those manuals, policies and instructions that related solely to the operation of such Property. The term “Intellectual Property Rights” includes the Proprietary Marks and the specific data and information stored or maintained on the Intellectual Property Rights for such Property that uniquely pertains to such Property or those served at such Property.  The term “Proprietary Marks” means all trademarks, service marks, trade names, trade dress, symbols, logos, slogans, designs, insignia, emblems, devices, domain names, distinctive designs of signs, or any other source identifying feature, or combinations thereof, which are used to identify such Property, or which are used in connection with the operation of such Property by such Seller or its Affiliates (including the names “WRIT,” “Washington Real Estate Investment Trust” or variants thereof); provided however, “Proprietary Marks” shall not include, and upon Closing and thereafter, Seller shall not contest Purchaser’s right to use any name or trade name by which the Improvements or the Real Property or any part thereof may be known (other than names that include “WRIT,” “Washington Real Estate Investment Trust” or variants thereof), including without limitation the names CentreMed I and II, Prosperity I, II, and III, Alexandria

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Medical Center, Ashburn I, II, and III, Woodholme Center, and Woodholme MOB; provided, however that none of the Sellers makes any representation or warranty to Purchaser regarding such names except as expressly set forth in Section 7.2.4(n). Purchaser acknowledges that none of the foregoing names is registered or otherwise maintained by any of the Sellers as a trademark.
“Involuntary Lien” means a Lien that (i) is not a Tenant Lien, and (ii) is not created by an affirmative act of any Seller.
“Land” means, with respect to each Property, the land or condominium unit included in such Property and described on Exhibit A-2, together with all easements, rights-of-way, rights of ingress and egress, strips, zones, licenses, transferable hereditaments, privileges, tenements and appurtenances in any way belonging to or appertaining to such land or condominium unit, and any right or interest in any open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, across, in front of, contiguous to, abutting or adjoining such land or condominium unit.
“Landlord Work” means any renovation, build-out, demolition or other work that a Seller is required to conduct for the benefit of a certain Tenant pursuant to the terms of such Tenant’s Lease.
“Lease” means a written agreement pursuant to which a party other than a Seller has the right to use or occupy a portion of a Property owned by such Seller, together with all amendments, modifications, supplements, renewals, and extensions thereof; provided, however, that for purposes of Section 6.2.3 and Section 8.2.5 only, “Leases” do not include the Storage and Antenna Agreements.
“Leased Space” means the aggregate amount of gross rentable area leased pursuant to the Leases at all of the Properties (excluding the Storage and Antenna Agreements), taken together.
“Lease Expenses” has the meaning set forth in Section 5.5.7(a).
“Legal Holiday” has the meaning set forth in Section 12.14.
“Leasing Commission” means a commission or fee payable to a broker or other third party in connection with a Lease or the expansion or renewal of a Lease.
“Legal Requirement” means any applicable federal, state, local or municipal constitution, law, ordinance, rule, order, regulation or statute of any governmental authority bearing on the construction, alteration, rehabilitation, maintenance, use, operation, sale, transfer or any other aspect of all or any portion of a Property.

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“Lien” means any mortgage, deed of trust or other consensual lien, a mechanic’s or any materialman’s lien, a judgment lien, a lien for delinquent real property taxes or assessments, any other tax or statutory lien, in each case to the extent the same affects a Property and is prior or senior to, or otherwise encumbers the interest of such Property’s Seller in such Property, excluding liens for real estate taxes or assessments or other sums not yet due, and excluding any liens arising out of any activity of Purchaser.
“Liquidated Amount” has the meaning set forth in Section 9.3.2.
“Major Tenants” has the meaning set forth in Section 8.2.5.
“Material Adverse Effect” has the meaning set forth in Section 9.3.1.
“Material Lease” means all Leases between each of the following Tenants and a Seller and any new Lease covering 5,000 or more square feet: Inova, Science Applications International Corporation, Children’s Hospital, IntegraMed America, Inc., Sanz School, Inc., RGN-Pikesville I, LLC, Columbia Fertility Associates, PLLC and Fairfax Radiological Consultants, P.C., Woodholme Cardiology, LLC, Chesapeake Urology Associates, P.A., Lifebridge Community Practices, LLC.
“Multi-Property Contract” has the meaning set forth in Section 4.2.4 hereof.
“Necessary Properties” means the following Properties: 2440 M Street NW, Shady Grove Professional Center, Shady Grove Professional Center II and Alexandria Professional Center.
“New Encumbrance” has the meaning set forth in Section 4.1.3.
“New Lien” has the meaning set forth in Section 4.1.2.
“Non-Designating Party” has the meaning set forth in Section 12.22.3.
“Non-Foreign Affidavit” has the meaning set forth in Section 5.2.6 hereof.
“Notice” has the meaning set forth in Article XI hereof.
“Notices to Tenants” has the meaning set forth in Section 5.2.14 hereof.
“Official Records” means the filing office of the circuit court or other depository in the jurisdiction where a Property is located, established under such jurisdiction’s laws, as of the Closing Date, for the purpose of imparting constructive knowledge of matters relating to real property.
“Owner’s Affidavit” has the meaning set forth in Section 5.2.8 hereof.
“Pending Claim” has the meaning set forth in Section 9.6 hereof.
“Pending Turnkey TI Obligations” has the meaning set forth in Section 5.5.7(d) hereof.

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“Permits” means, with respect to each Property, the licenses and permits, approvals, entitlements, and other governmental authorizations (including certificates of occupancy) issued by a governmental or administrative agency or authority (whether federal, state or local) in such Property’s Seller’s possession or control in connection with the ownership, operation, planning, development, constructions, use, or maintenance of such Property.
“Permitted Exceptions” means (a) Liens securing payment of any and all general, special, or supplementary property taxes or assessments, to the extent such taxes or assessments are not due as of the Closing Date; (b) any Encumbrances or Involuntary Liens (excluding, however, the Involuntary Liens listed on Exhibit S) affecting a Property and shown on the Title Commitment for such Property or any revision thereof prior to the Effective Date; (c) survey matters that are shown on the Surveys or any revisions thereof prior to the Effective Date; (d) any Liens or Encumbrances that become Permitted Exceptions pursuant to another provision of this Agreement or that are expressly approved in writing by Purchaser; (e) rights of third parties under the Leases listed on Exhibit D-1 or D-5 or otherwise approved by Purchaser, or under equipment leases that are listed on Exhibit C or that Purchaser otherwise elects to assume; (f) Legal Requirements, including, without limitation, zoning ordinances (and amendments and additions relating thereto) and the Americans with Disabilities Act of 1990, as amended; and (g) any exceptions created by Purchaser or its agents, employees and/or contractors, including without limitation, any exceptions arising by reason of the entry on the Real Property by Purchaser or by its agents, employees and/or contractors.
“Person” means a natural person, an agency or body of federal, state or local government, a corporation, a general or limited partnership, a limited liability company, a trust, or any other entity recognized under applicable law as having authority to own property, to conduct business, to sue or to be sued.
“Personal Property” means, with respect to each Property, all personal property, including the following items, that is owned by such Property’s Seller and used by such Seller exclusively in connection with the ownership, maintenance, and operation of such Property: (a) keys and combinations to all doors, cabinets, enclosures and other locks on or about such Property, (b) furniture, equipment, televisions, telephone systems; mechanical systems, fixtures and equipment; electrical systems, fixtures and equipment; heating fixtures, systems, and equipment; air conditioning fixtures, systems and equipment; plumbing fixtures, systems, and equipment; security systems and equipment; carpets, drapes, artwork and other furnishings; refrigerators, microwaves, ovens, stoves, and all other appliances; vehicles, office equipment, furniture and fixtures not considered improvements, spare parts, supplies and other physical assets, machinery, tools, trade fixtures, utensils, china and glassware; (c) copies of files maintained or generated by such Seller in the course of the operation of such Property (excluding the Excluded Documents); and (d) the Books and Records, but excluding, however, the Excluded Assets.
“Pre-Closing Date” has the meaning set forth in Section 5.1.1.
“Proceeding” has the meaning set forth in Section 7.2.4(b).
“Prohibited Person” has the meaning set forth in Section 7.1.7.

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“Property” means a property designated on Exhibit A-1 hereto, which property consists of the corresponding Land described on Exhibit A-2, the Improvements located on such Land, the Personal Property located on such Land or in such Improvements, and the Intangible Property, Assumed Contracts and Leases, excluding, however, any of the foregoing that are Excluded Assets.
“Proprietary Information” has the meaning set forth in Section 12.16.
“Purchase Price” has the meaning set forth in Section 2.2 hereof.
“Purchaser” has the meaning set forth in the preamble hereof or any assignee of such Purchaser permitted under this Agreement.
“Purchaser Closing Documents” has the meaning set forth in Section 9.7 hereof.
“Purchaser Default” has the meaning set forth in Section 9.1.1.
“Purchaser Default Notice” has the meaning set forth in Section 9.1.2.
“Purchaser Delayed Closing Right” has the meaning set forth in Section 9.1.2.
“Purchaser Deliveries” has the meaning set forth in Section 5.1.1(a).
“Purchaser’s Share” has the meaning set forth in Section 5.5.11(b)(iii).
“Real Property” means, with respect to a Property, such Property’s Land and Improvements, collectively.
“Reimbursable Expenses” has the meaning set forth in Section 5.5.11(b).
“Security Deposit” means a cash deposit, or a letter of credit or similar evidence of indebtedness held by a Seller under a Lease as security for the obligations of the Tenant under such Lease.
“Seller” has the meaning set forth in the preamble hereof.
“Seller-Created Encumbrances” has the meaning set forth in Section 4.1.3.
“Seller Default” has the meaning set forth in Section 9.2.1.
“Seller Default Notice” has the meaning set forth in Section 9.2.2.
“Seller Delayed Closing Right” has the meaning set forth in Section 9.2.2.
“Seller Deliveries” has the meaning set forth in Section 5.1.1(a).
“Seller Estoppel Certificate” has the meaning set forth in Section 8.2.5.
“Seller Response Period” has the meaning set forth in Section 4.1.3.

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“Seller’s Share” has the meaning set forth in Section 5.5.11(b)(iii).
“Storage and Antenna Agreements” means the Agreements listed on Exhibit D-5.
“Surveyor” means, as to each Property, the surveyor identified on Exhibit Q as the preparer of such Property’s Survey.

“Surveys” has the meaning set forth in Section 4.1.1 hereof.
“Survey Standards” means the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys in effect as of the Effective Date and ALTA Table A Items 1-4, 6b, 7a, 7b1, 7c, 8-10, 11a, 13, 14, 16-19, 20 and 21.
“Survival Date” has the meaning set forth in Section 9.6 hereof.
“Tenant” means the tenant or lessee under a Lease.
“Tenant Estoppel Certificate” has the meaning set forth in Section 6.2.3.
“Tenant’s Fiscal Year” has the meaning set forth in Section 5.5.11(b).
“Tenant Lien” means a Lien that encumbers only a Tenant’s leasehold interest in a Property, and that does not secure indebtedness or other obligations voluntarily created or assumed by Seller.
“Tenant’s Fiscal Year” has the meaning set forth in Section 5.5.11(b).
“TI Obligation” means an obligation, if any, of a Seller, as landlord under a Lease, to pay for (including by means of allowances and reimbursements to tenants) tenant improvements (including not only premises build-out but also “finish” items such as painting, carpeting and furniture), and if any tenant improvements are to be constructed by such Seller rather than a Tenant, “TI Obligation” also includes the obligation to construct such tenant improvements.
“Title Policies” has the meaning set forth in Section 8.2.6 hereof.
“Threshold Amount” has the meaning set forth in Section 9.4 hereof.
“Title Commitments” has the meaning set forth in Section 4.1.1 hereof.
“Title Company” means Chicago Title Insurance Company, acting by and through its National Commercial Services office in Washington, DC.
“Turnkey Escrow” has the meaning set forth in Section 5.5.7(d) hereof.
“Turnkey Escrow Agreement” has the meaning set forth in Section 5.5.7(d).

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“Utility Deposits” means, with respect to each Property, all deposits made by such Property’s Seller in connection with providing water, sewer, gas, electricity, telephone and other public utilities to such Property.
“Violation Notice” has the meaning set forth in Section 7.2.4(j).
“Voluntary Lien” means a Lien that is not an Involuntary Lien or a Tenant Lien.

“Woodholme MOB Lender” means U.S. Bank National Association, as trustee for Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ8, or its successor.

“Woodholme MOB Property” means the Property identified as “Woodholme Medical Office Building” on Exhibits A-1, A-2 and A-4 hereto, located at 1838 Greene Tree Road, Pikesville, MD 21208, and owned by Woodholme MOB Seller.

“Woodholme MOB Seller” means Woodholme Medical Office Building LLC.

“Work Agreements” means any agreements between a Seller and a contractor or other third party relating to the conduct of Landlord Work.
“WRIT” means Washington Real Estate Investment Trust, a Maryland real estate investment trust.
II.

SALE AND PURCHASE OF PROPERTY

2.1Purchase of Property. On the Closing Date, and subject to the terms and conditions of this Agreement, each Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from each Seller, all of such Seller’s right, title and interest in and to the Property, or Properties, owned by such Seller, free and clear of Liens and Encumbrances that are not Permitted Exceptions, at the purchase price provided in Section 2.2 hereof.

2.2Purchase Price and Terms of Payment. The aggregate purchase price for all of the Properties (the “Purchase Price”) shall be $303,354,090, allocated among the Properties as indicated on Exhibit A-4, and shall consist of and be payable as follows:

2.2.1Earnest Money Deposit. Simultaneously with execution and delivery of this Agreement by the parties, Purchaser shall deliver to Escrow Agent, in Good Funds, $13,000,000, which amount, together with all interest accrued thereon, is referred to herein as the “Earnest Money Deposit.” The Earnest Money Deposit shall be non-refundable to Purchaser except as expressly provided herein. If the Closing occurs, the Earnest Money Deposit shall be applied to the Purchase Price on the Closing Date.

2.2.2Balance of Purchase Price. Subject to Sections 5.1.1 and 5.1.2 below (as applicable), not later than 1:00 p.m., Washington, D.C. time on the Closing Date, Purchaser shall

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deposit with Escrow Agent, in Good Funds, the balance of the Purchase Price, reduced or increased by such amounts as are required to take into account any prorations, credits, costs or other adjustments to be made at Closing under this Agreement. The amount to be paid under this Section 2.2.2 is referred to in this Agreement as the “Closing Payment.”

2.3Assumption of the Contracts. As additional consideration, Purchaser shall, on and as of the Closing Date, at its sole cost and expense, assume and agree to pay all sums and perform, fulfill and comply with all other covenants and obligations which are to be paid, performed and complied with by the Sellers under the Assumed Contracts, to the extent such obligations first arise or accrue on or after the Closing Date.

2.4Assumption of the Leases. As additional consideration, Purchaser shall, on and as of the Closing Date, at its sole cost and expense, assume and agree to perform, fulfill and comply with all covenants and obligations which are to be performed and complied with by the Sellers under the Leases, to the extent such obligations first arise or accrue on or after the Closing Date.

2.5Assumed Liabilities. Except as expressly set forth herein, Purchaser shall not assume, in connection with the transactions contemplated hereby, any other liability or obligation of any Seller whatsoever for or in respect of periods prior to the Closing Date, and each Seller shall retain responsibility for all liabilities and obligations accrued or incurred prior to Closing with respect to the ownership or operation of such Seller’s Property or Properties.

2.6Allocations of Purchase Price. The parties have agreed to allocate to each Property a percentage of the Purchase Price (referred to herein as such Property’s “Allocated Share”) indicated for such Property in Column 2 of Exhibit A-4. The portion of the Purchase Price corresponding to each Property’s Allocated Share is set forth in Column 3 of Exhibit A-4 and is referred to herein as such Property’s “Allocated Amount.” The Sellers and Purchaser shall use the foregoing allocations in preparing and filing federal, state and local tax returns, and in determining the amount of any transfer or recordation taxes payable in connection with the recordation of the Deeds.

III.

ESCROW

3.1Escrow. The parties have established or will establish an escrow (“Escrow”) with Escrow Agent by depositing with Escrow Agent the Earnest Money Deposit and having three (3) copies of the Escrow Agreement in the form attached hereto as Exhibit B duly executed by the Sellers, Purchaser and Escrow Agent (the “Escrow Agreement”). The Earnest Money Deposit shall be held by Escrow Agent in accordance with the terms of the Escrow Agreement. In the event of any conflict between this Agreement and the Escrow Agreement, the terms of this Agreement shall control. The Escrow shall include both the Escrow Agent’s handling of the Earnest Money Deposit and Escrow Agent’s handling of any other documents and deliveries deposited with Escrow Agent at any time up to, and including, the Closing Date. At Closing Purchaser, Escrow Agent and the Sellers shall prepare and execute separate escrow instructions, consistent with this Agreement, confirming the parties’ understanding with respect to the Escrow Agent’s handling of the Escrow for matters other than the Earnest Money Deposit (the “Closing Instructions”).

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3.2Deposit of Funds. Except as otherwise provided in this Agreement, all funds deposited into the Escrow by Purchaser shall be immediately deposited by Escrow Agent into an interest bearing account, subject to the control of Escrow Agent in a bank or savings and loan association, or such other institution approved by Purchaser and Seller, or such other investment as may be approved by Purchaser and Seller; provided, however, that such funds must be readily available as necessary to comply with the terms of this Agreement and the Escrow Agreement, and for the Escrow to close within the time specified in Section 5.1 of this Agreement. Except as may be otherwise specifically provided herein, interest on amounts placed by Escrow Agent in any such investments or interest bearing accounts shall accrue to the benefit of Purchaser, and Purchaser shall promptly provide to Escrow Agent Purchaser’s Tax Identification Number.

IV.

TITLE AND PROPERTY CONDITION

4.1Title to the Real Property.

4.1.1Acceptance of Title as of the Effective Date. The parties acknowledge and agree that the Title Company has made available to Purchaser commitments for title insurance (collectively, the “Title Commitments”) addressing the status of title to each Property as of a date prior to the Effective Date, including (to the extent available) copies of Liens and Encumbrances that are indicated as Property-specific exceptions to title in such Title Commitments. Purchaser has had the opportunity to review and approve the Title Commitments. Each of the Title Commitments is identified on Exhibit P. The parties acknowledge and agree that the Purchaser has received for each Property a survey that complies with the Survey Standards. Each of the surveys, including all revisions required by Purchaser, is identified on Exhibit Q (such surveys are referred to herein as the “Surveys”). Purchaser hereby acknowledges and agrees that, except as set forth in the first sentence of Section 4.1.2, all of the Liens and Encumbrances shown on the Title Commitments and the Surveys are Permitted Exceptions, and that the Sellers shall not be obligated to Cure any of such Liens or Encumbrances. The Sellers shall not be obligated to Cure any Liens or Encumbrances arising after the effective date of any Title Commitment or Survey except as provided in Section 4.1.2 and Section 4.2.3.

4.1.2Liens Arising After the Effective Date. Each Seller, with respect to its Property or Properties, agrees to Cure, prior to or at Closing, (i) all Voluntary Liens; and (ii) the Involuntary Liens, if any, listed on Exhibit S. If a Seller or Purchaser becomes aware that an Involuntary Lien has arisen after the effective date of the Title Commitment for the Property affected by such Involuntary Lien, such Seller or Purchaser, as applicable, shall promptly give notice to the other of such Involuntary Lien. If the cost to Discharge such Involuntary Lien, together with the cost to Discharge all other Involuntary Liens (excluding Liens caused by Tenants) of which the Purchaser or any Seller has received notice pursuant to this Section 4.1.2 after the date hereof and prior to Closing (each, a “New Lien”), does not exceed $1,000,000, then such Seller shall be obligated to Cure such New Lien prior to or at Closing, at such Seller’s sole cost and expense, and such New Lien shall not be a Permitted Exception. If the aggregate cost to Discharge all New Liens exceeds $1,000,000, then the Sellers shall have the option but not the obligation to Cure, at their sole cost and expense, each New Lien for which the cost to Discharge (together with the cost to

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Discharge all other New Liens) exceeds $1,000,000. Sellers shall notify Purchaser of their election with respect to each New Lien for which the cost to Discharge (together with the cost to Discharge all other New Liens) exceeds $1,000,000, within five (5) Business Days after such Seller either sends or receives notice of such New Lien pursuant to the second sentence of this Section 4.1.2. If the Sellers do not make such election in writing within such five (5) Business Days, the Sellers shall be deemed to have elected not to Cure such New Lien. If none of the Sellers has elected to Cure a New Lien for which the cost to Discharge (together with the cost to Discharge all other New Liens) exceeds $1,000,000, Purchaser shall be entitled to terminate this Agreement by written notice to Sellers, in which case the Earnest Money Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party shall have any obligation to the other party hereunder except for obligations that expressly survive termination of this Agreement. If any Seller fails to Cure a New Lien by Closing that such Seller was obligated to Cure or elected to Cure pursuant to this Section 4.1.2, Seller shall be in default under this Agreement and Purchaser shall have all rights under Section 9.2 hereof, provided however, Purchaser may elect to proceed to Closing and Purchaser shall receive a credit equal to the aggregate cost to Discharge all New Liens that any Seller was obligated to or elected to Cure, but failed to Cure at or before Closing. Any New Liens for which Purchaser receives a credit at Closing pursuant to the preceding sentence shall be Permitted Exceptions.

4.1.3Encumbrances Arising After the Effective Date. The Sellers agree not to create or subject any Property to any Encumbrance after the Effective Date (other than Encumbrances that are Cured at or prior to Closing), without the prior written consent of the Purchaser. Any New Encumbrance that a Seller creates or subjects a Property to after the Effective Date and prior to Closing is referred to herein as a “Seller-Created Encumbrance”). Seller-Created Encumbrances are not Permitted Exceptions. If after the Effective Date either a Seller or Purchaser first becomes aware of an Encumbrance (other than a Seller-Created Encumbrance) that was not disclosed by any of the Title Commitments or revisions thereof prior to the Effective Date (a “New Encumbrance”), Purchaser or such Seller, as applicable, shall promptly give notice to the other of such New Encumbrance. If Purchaser objects to such New Encumbrance, Purchaser shall give notice to such Seller of its objection within ten (10) Business Days after discovering such New Encumbrance or receiving notice of such New Encumbrance pursuant to the preceding sentence. If Purchaser does not timely object to it, such New Encumbrance shall be a Permitted Exception. If Purchaser timely objects to such New Encumbrance, such Seller shall give notice to Purchaser, within ten (10) days of Purchaser’s objection notice (the “Seller Response Period”), as to whether such Seller agrees to attempt to Cure such New Encumbrance. If a Seller elects in writing to attempt to Cure a New Encumbrance to which Purchaser timely objects pursuant to this Section 4.1.3, such Seller shall use commercially reasonable efforts to Cure such New Encumbrance at or before Closing (provided however, the Closing may be extended for such reasonable time as may be necessary to Cure such New Encumbrance, not to exceed an additional sixty (60) days), and such New Encumbrance shall not be a Permitted Exception. If such Seller declines to attempt to Cure such New Encumbrance or fails to respond to Purchaser’s notice of the same within the Seller Response Period, then Purchaser shall be entitled to terminate this Agreement by written notice to Seller given not more than five (5) days after expiration of the Seller Response Period. If Purchaser does not terminate this Agreement by written notice to Seller within such five (5) day period, then Purchaser shall be deemed to have elected to proceed with Closing, Purchaser shall not have any right to terminate this Agreement on account of such New Encumbrance, and such New Encumbrance shall be a Permitted Exception. If the Sellers fail to Cure all Seller-Created Encumbrances prior to or at

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Closing, then Purchaser shall have the remedies, if any, set forth in Article 9 as a result of such failure. If Purchaser terminates this Agreement pursuant to this Section 4.1.3, the Earnest Money Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party shall have any obligation to the other party hereunder except for obligations that expressly survive termination of this Agreement.

4.2Inspection.

4.2.1Prior to the date hereof, each of the Sellers made available to Purchaser certain information, documents, agreements and reports in each Seller’s possession or control relating to the Properties (collectively, the “Due Diligence Materials”) without representation or warranty of any kind or nature, whether express or implied, except as provided in this Agreement. The parties acknowledge that Purchaser has had the opportunity to review and inspect the Due Diligence Materials and all of the Properties prior to the date hereof. By executing this Agreement, Purchaser acknowledges that it has completed its inspections and studies of all of the Properties and it has no remaining rights to object to any due diligence matters, and is agreeing to proceed in accordance with the terms hereof (including without limitation, the terms of Section 4.3 below). Notwithstanding such prior inspections, the Sellers shall cooperate and provide Purchaser with reasonable and continuing access to the Real Property included in each Property upon commercially reasonable Notice to the Sellers for the purpose of Purchaser’s inspections, investigations, appraisals, tenant interviews, engineering studies, soil test, environmental studies and underwriting analyses (provided, however, that Purchaser shall not perform any invasive testing of any Real Property without the Sellers’ prior written consent in each instance, which may be granted or withheld in the Sellers’ sole and absolute discretion, provided, Seller shall not unreasonably withhold its consent to invasive testing that is recommended by preliminary inspection reports). Neither Purchaser nor any of its employees, agents or representatives shall contact or otherwise discuss this transaction and /or the operation of the Properties with any on-site employees of the Properties without such Seller’s consent; provided, however, that Purchaser may meet with any Property’s asset manager upon commercially reasonable Notice to the Property’s Seller but, if required by such Seller, only in the presence of such Seller’s representative. Each Seller shall have the right to have a representative of such Seller present during all inspections, examinations or interviews concerning such Seller’s Real Property by Purchaser.

4.2.2Prior to any entry by Purchaser or any of Purchaser’s designees onto any Property, Purchaser shall: (i) if Purchaser does not then have such a policy in force, procure a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to the Sellers, covering all of Purchaser’s activities at such Property, with a single limit of liability (per occurrence and aggregate) of not less than $2,000,000.00; and (ii) deliver to Sellers a Certificate of Insurance, evidencing that such insurance is in force and effect, and evidencing that the Seller that owns such Property has been named as an additional insured thereunder with respect to any of Purchaser’s activities. Such insurance shall be written on an “occurrence” basis, and shall be maintained in force until the earlier of (x) the termination of this Agreement and the conclusion of all of Purchaser’s inspections, or (y) the Closing Date.

4.2.3Purchaser, at all times, will conduct all inspections and reviews in compliance with all Legal Requirements, and in a manner so as to not cause damage, loss, cost or expense to any Seller, any Property or Tenants of any Property, and without unreasonably interfering with or

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disturbing any Tenants or employees at the Properties. Prior to Closing, the results of or any other information acquired pursuant to Purchaser’s inspections shall be subject to the terms and conditions of Section 12.16 below. Purchaser will promptly restore any damage to any Property caused by Purchaser’s inspection to its condition immediately preceding such inspections and examinations and will keep the Properties free and clear of any mechanic’s liens or materialmen’s liens in connection with such inspections and examinations.

4.2.4Purchaser shall notify Seller in writing on or before September 30, 2013 as to which of the Contracts Purchaser desires to have assigned to Purchaser at Closing. The Contracts that Purchaser elects to assume in such notice (other than any Contracts that are not assignable), together with the Construction Management Agreement, the Work Agreements and the Contracts designated as “Miscellaneous Agreements” on Exhibit C are referred to in this Agreement as the “Assumed Contracts.” Except for Multi-Property Contracts, each of the Assumed Contracts shall be included in the Assignment of Contracts described in Section 5.2.4. Notwithstanding the immediately preceding sentence, any fee charged by a service provider to transfer an Assumed Contract shall be borne by the Sellers. Sellers shall terminate any Contracts that are not Assumed Contracts, effective as of the Closing Date, and any costs or fees charged by the service provider in connection with such termination shall be borne by the Sellers; provided, however, if a Contract that is not an Assumed Contract provides for a termination that does not end prior to the Closing Date, then, provided that a Seller has delivered notice terminating such Contract on or before October 15, 2013, such Contract shall be an Assumed Contract. Sellers shall have no obligation to assign or terminate any Service Contract that is not assignable or terminable by its terms. Purchaser shall assume all of the Assumed Contracts on the Closing Date. Purchaser acknowledges and agrees that the Multi-Property Contracts, if any, will be assigned only in part, with the portion of each Multi-Property Contract that does not relate to any of the Properties being retained by the Seller. Each Multi-Property Contract shall be omitted from the Assignment of Contracts and the foregoing partial assignment with respect to such Multi-Property Contract shall be evidenced by one or more separate assignment documents in the form required by the other party to such Multi-Property Contract and reasonably satisfactory to the parties. For purposes of this Agreement, “Multi-Property Contract” means an Assumed Contract pursuant to which services are rendered to one or more properties that are not included in the Properties. Contracts pursuant to which services are rendered to one or more properties that are not included in the Properties are designated as such on Exhibit C. Notwithstanding anything to the contrary, if any Seller has engaged a manager to manage such Seller’s Property, such Seller shall cause such management agreement to be terminated at or prior to Closing.

4.2.5The cost of the inspections and tests undertaken pursuant to this Section 4.2 shall be borne solely by Purchaser.

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4.2.6Purchaser covenants and agrees that, until the Closing Date, all information and materials disclosed and/or delivered to it by the Sellers, or Sellers’ agents, employees and representatives (including without limitation, the Due Diligence Materials), are confidential and proprietary information, and that Purchaser shall hold the same in accordance with the terms and conditions of Section 12.16 below. Purchaser also agrees that, in the event the transactions contemplated in this Agreement are not consummated as provided herein, Purchaser shall promptly return to the Sellers or destroy (and confirm in a notice to Sellers that Purchaser has returned or destroyed) all such information and documentation, and all copies thereof.

4.2.7Except as expressly provided herein, none of the Sellers makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or other information, if any, supplied to Purchaser in connection with Purchaser’s inspection of any of the Properties (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in any Seller’s possession). Except for Purchaser’s reliance on any representation and warranties expressly provided herein, it is the parties’ express understanding and agreement that any such materials are to be provided only for Purchaser’s convenience in making its own examination and determination as to whether it wishes to purchase the Properties, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of each Property and not on any materials supplied by the Sellers. Except for Purchaser’s reliance on any representation and warranties expressly provided herein with respect to any such materials, Purchaser expressly disclaims any intent to rely on any such materials provided to it by the Sellers in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

4.2.8The obligations of Purchaser under this Section 4.2 shall survive Closing or the termination of this Agreement indefinitely.

4.3Condition of the Property. THE FOLLOWING PROVISIONS IN THIS SECTION 4.3 ARE SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, AND OTHER PROVISIONS OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 7.2) AND THE CLOSING DOCUMENTS:

(a)    BY ENTERING INTO THIS AGREEMENT, PURCHASER REPRESENTS AND WARRANTS THAT IT HAS PERFORMED (AND PURCHASER REPRESENTS AND WARRANTS TO THE SELLERS THAT PURCHASER IS CAPABLE OF PERFORMING) AN INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF EACH OF THE PROPERTIES. PRIOR TO THE EFFECTIVE DATE, PURCHASER HAS DETERMINED, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THAT EACH OF THE PROPERTIES IS ACCEPTABLE TO PURCHASER. PRIOR TO THE EFFECTIVE DATE, PURCHASER HAS CONDUCTED ITS OWN THOROUGH AND INDEPENDENT INSPECTION, INVESTIGATION, ANALYSIS AND EVALUATION OF ALL INSTRUMENTS, RECORDS AND DOCUMENTS WHICH PURCHASER DETERMINED TO BE APPROPRIATE OR ADVISABLE TO REVIEW IN CONNECTION WITH

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PURCHASER’S ACQUISITION OF EACH OF THE PROPERTIES AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(b)    PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER HAS SUBSTANTIAL EXPERIENCE WITH REAL PROPERTY AND ITS OPERATIONS, AND THAT PURCHASER WILL ACQUIRE EACH OF THE PROPERTIES IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION, AND SOLELY IN RELIANCE ON PURCHASER’S OWN INSPECTION AND EXAMINATION AND THE SELLERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED HEREIN.
(c)    EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NONE OF THE SELLERS MAKES ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, NATURE OR SORT, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION, PAST, PRESENT OR FUTURE OPERATION AND/OR PERFORMANCE, OR VALUE, OF ANY PROPERTY AND THAT THE SELLERS CONVEY ALL OF THE PROPERTIES TO PURCHASER “AS IS AND WHERE IS, WITH ALL FAULTS,” AND PURCHASER ACKNOWLEDGES THAT NONE OF THE SELLERS MAKES ANY REPRESENTATIONS, GUARANTIES OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE QUALITY, CHARACTER, EXTENT, PERFORMANCE, CONDITION OR SUITABILITY OF ANY OF THE PROPERTIES FOR ANY PURPOSE.
(d)    INTENTIONALLY DELETED.
(e)    PURCHASER ALSO ACKNOWLEDGES AND AGREES THAT, ALTHOUGH THE SELLERS HAVE PROVIDED THE DUE DILIGENCE MATERIALS TO PURCHASER, NONE OF THE SELLERS HAS VERIFIED THE ACCURACY THEREOF AND NONE OF THE SELLERS MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE MATTERS SET FORTH THEREIN EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN. WITHOUT LIMITING THE FOREGOING, NONE OF THE SELLERS MAKES ANY REPRESENTATION OR WARRANTY REGARDING THE COMPLETENESS OR ACCURACY, AS OF ANY DATE, OF THE TITLE COMMITMENTS, THE SURVEYS OR THE ENVIRONMENTAL REPORTS, PURCHASER HEREBY ACKNOWLEDGING AND ASSUMING THE RISK OF ANY ERRORS OR OMISSIONS IN THE TITLE COMMITMENTS, THE SURVEYS OR THE ENVIRONMENTAL REPORTS, ALL OF WHICH HAVE BEEN ORDERED BY THE SELLERS AND DELIVERED TO THE PURCHASER SOLELY AS A CONVENIENCE TO THE PURCHASER. PURCHASER ACKNOWLEDGES THAT NONE OF THE PARTIES WHO PREPARED THE SURVEYS, THE TITLE COMMITMENTS OR THE ENVIRONMENTAL REPORTS IS AFFILIATED WITH ANY OF THE SELLERS.

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(f)    FURTHERMORE, EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES THAT NONE OF THE SELLERS MAKES OR HAS MADE ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE PRESENCE OR INTEGRATION OF HAZARDOUS MATERIALS UPON OR WITHIN ANY OF THE REAL PROPERTY. IN THAT REGARD, PURCHASER HAS, PRIOR TO THE EFFECTIVE DATE, CONDUCTED ITS OWN INVESTIGATIONS TO DETERMINE IF ANY OF THE REAL PROPERTY CONTAINS ANY HAZARDOUS MATERIALS OR TOXIC WASTE, MATERIALS, DISCHARGE, DUMPING OR CONTAMINATION, WHETHER SOIL, GROUNDWATER OR OTHERWISE, WHICH VIOLATES ANY FEDERAL, STATE, LOCAL OR OTHER GOVERNMENTAL LAW, REGULATION OR ORDER OR REQUIRES REPORTING TO ANY GOVERNMENTAL AUTHORITY.
EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER, FOR ITSELF AND ITS OWNERS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES EACH OF THE SELLERS, AND THE SELLERS’ PAST, PRESENT AND FUTURE MEMBERS, PARTNERS, AFFILIATES, EMPLOYEES, AGENTS, ATTORNEYS, ASSIGNS, AND SUCCESSORS-IN-INTEREST, FROM ALL PAST, PRESENT AND FUTURE CLAIMS, DEMANDS, OBLIGATIONS, LOSSES AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, DIRECT OR INDIRECT, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, WHICH ARE BASED UPON OR ARISE OUT OF OR IN CONNECTION WITH THE CONDITION OF ANY OF THE PROPERTIES AND, WITH RESPECT TO THE PRESENCE OF ANY HAZARDOUS MATERIALS, ANY ENVIRONMENTAL DAMAGES OR ENVIRONMENTAL REQUIREMENTS, INCLUDING, WITHOUT LIMITATIONS, THE PHYSICAL, STRUCTURAL, GEOLOGICAL, MECHANICAL AND ENVIRONMENTAL (SURFACE AND SUBSURFACE) CONDITION OF ANY OF THE REAL PROPERTY (INCLUDING THE IMPROVEMENTS THEREON) OR ANY LAW OR REGULATION RELATING TO HAZARDOUS MATERIALS. WITHOUT LIMITING THE FOREGOING, THIS RELEASE SPECIFICALLY APPLIES TO ALL LOSSES AND CLAIMS ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, (42 U.S.C. SECTIONS 9601 ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, (42 U.S.C. SECTIONS 6901 ET SEQ.), THE CLEAN WATER ACT, (33 U.S.C. SECTIONS 466 ET SEQ.), THE SAFE DRINKING WATER ACT, (14 U.S.C. SECTION 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, (49 U.S.C. SECTIONS 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT, (15 U.S.C. SECTIONS 2601-2629), AND ANY OTHER FEDERAL, STATE OR LOCAL LAW OF SIMILAR EFFECT, AS WELL AS ANY AND ALL COMMON LAW CLAIMS.

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BY INITIALING THIS CLAUSE BELOW, PURCHASER ACKNOWLEDGES THAT THIS SECTION HAS BEEN READ AND FULLY UNDERSTOOD, AND THAT PURCHASER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE.
_______________________
PURCHASER’S INITIALS

(g)    “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath any Real Property or migrating to or from any Real Property, or the existence of a violation of Environmental Requirements pertaining to any Real Property, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of such Real Property.
(h)    “Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to Hazardous Materials.
(i)    “Hazardous Materials” means any substance (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; or (ii) which is defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, regulation or ordinance, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and amendments thereto and regulations promulgated thereunder; or (iii) which is toxic, explosive, corrosive, infectious or otherwise hazardous or is regulated by any federal, state or local governmental authority; or (iv) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde.
The provisions of this Section 4.3 shall survive Closing indefinitely.

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V.

CLOSING

5.1Closing Date. The “Closing Date” for purposes of this Agreement shall be November 12, 2013, or such earlier date as may be agreed upon, in writing, by the Sellers and Purchaser; subject, however, to the Sellers’ and Purchaser’s rights to extend the Closing Date as set forth in herein.

5.1.1Notwithstanding anything to the contrary contained in this Agreement, (a) the Closing Date for the Woodholme MOB Property shall be the first Wednesday, Thursday or Friday immediately following the date set forth in the first sentence of Section 5.1 above, and (b) if the Closing Date for the Woodholme MOB Property is postponed for any reason, the Closing Date for the Woodholme MOB Property shall not occur on a Monday or a Tuesday; if the postponed Closing Date for the Woodholme MOB Property falls on a Monday or a Tuesday, then the postponed Closing Date for the Woodholme MOB Property shall be extended to the immediately following Wednesday. Sellers and Purchaser will conduct a “pre-closing” commencing on the second (2nd) Business Day preceding the scheduled Closing Date for the Woodholme MOB Property (the “Pre-Closing Date”). If this Agreement has not been terminated as to the Woodholme MOB Property in accordance with its terms prior to the Pre-Closing Date, and if Sellers and Purchaser have each determined that all conditions precedent to such party’s obligations to close have been satisfied (or waived in accordance with this Agreement) as of the Pre-Closing Date as to the Woodholme MOB Property (except as set forth below):

(a)By no later than 2:00 p.m. (eastern time) on the Pre-Closing Date: (x) the Woodholme MOB Seller shall have delivered to the Escrow Agent all documents and funds required to be executed and delivered by the Woodholme MOB Seller pursuant to Section 5.2 of this Agreement (collectively, the “Seller Deliveries”), and (y) Purchaser shall have delivered to the Escrow Agent the Allocated Amount of the Woodholme MOB Property in immediately available funds (reduced or increased by such amounts as are required to take into account any prorations, credits, costs or other adjustments to be made at Closing under this Agreement with respect to the Woodholme MOB Property), together with all documents required to be executed and delivered by Purchaser pursuant to Section 5.3 of this Agreement (collectively, the “Purchaser Deliveries”).

(b)The delivery of the Seller Deliveries to the Escrow Agent shall constitute the Woodholme MOB Seller’s agreement that, solely as they relate to the Woodholme MOB Property, all conditions precedent to such Seller’s obligation to closing have been satisfied or waived in accordance with this Agreement, other than the receipt by such Seller of the Purchaser Deliveries relating to the Woodholme MOB Property on the Closing Date and the satisfaction of the condition set forth in Section 5.1.2 of this Agreement.

(c)The delivery of the Purchaser Deliveries to the Escrow Agent shall constitute Purchaser’s agreement that, solely as they relate to the Woodholme MOB Property, all conditions precedent to Purchaser’s obligation to Closing have been

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satisfied or waived in accordance with this Agreement, other than the receipt by Purchaser of the Seller Deliveries relating to the Woodholme MOB Property on the Closing Date and the satisfaction of the condition set forth in Section 5.1.2 of this Agreement.

(d)Purchaser agrees that it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may reasonably be required in order for Seller to defease the Existing Woodholme MOB Financing.

5.1.2Notwithstanding any other provision in this Agreement (i) if the Existing Woodholme MOB Financing cannot be discharged or defeased on the scheduled Closing Date for the Woodholme MOB Property, or (ii) any of the closing conditions set forth in Section 8.1 or Section 8.2 have not been fulfilled or satisfied on the Pre-Closing Date, Seller shall have the right to postpone the Closing Date solely with respect to the Woodholme MOB Property, for such period of time as may be necessary to discharge or defease the Existing Woodholme MOB Financing or otherwise fulfill or satisfy such closing conditions, but in no event shall Seller have the right to postpone the Closing Date pursuant to this Section 5.1.2 for more than sixty (60) days (the “Defeasance Extension Period”). Sellers shall provide notice to Purchaser exercising an extension, if any, pursuant to this Section 5.1.2 at the earliest possible time. Notwithstanding any provision of this Agreement to the contrary, Purchaser acknowledges and agrees that, so long as the Woodholme MOB Seller uses commercially reasonable efforts to consummate the defeasance of the Existing Woodholme MOB Financing, the Woodholme MOB Seller shall not be in default solely because such defeasance fails to occur. It shall be a condition to the Woodholme MOB Seller’s obligation to Sell the Woodholme MOB Property, and to the Purchaser’s obligation to buy the Woodholme MOB Property, that the defeasance of the Woodholme MOB Existing Financing shall have occurred or shall occur simultaneously with such purchase and sale. Notwithstanding anything to the contrary in this Agreement, if the defeasance of the Existing Woodholme MOB Financing has not occurred as of the date that is sixty-five (65) days from the initially-scheduled Closing Date for the Woodholme MOB Property set forth in Section 5.1.1 above, either Sellers or Purchaser may terminate this Agreement solely as to the Woodholme MOB Property (unless such defeasance has failed to occur because of a breach of this Agreement by the party desiring to terminate pursuant to this sentence), and thereupon Purchaser shall receive the Woodholme MOB Property’s Allocated Share of the Earnest Money Deposit (to the extent the same then remains in escrow).

5.2Action Prior to the Closing Date by the Sellers. Subject to Section 5.1.1, the Sellers agree that on or before 1:00 p.m. on the Closing Date the Sellers will deposit with Escrow Agent the following items and instruments (executed and acknowledged, if appropriate):

5.2.1The following deeds, each properly executed and acknowledged by a Seller before a Notary Public in the manner provided under the laws of the state in which such Seller’s Property is located (collectively, the “Deeds”): (a) for each Property located in Maryland, a special warranty deed in the form attached hereto as Exhibit F-1, prepared and executed by the Seller that owns such Property; (b) for each Property located in Virginia, a special warranty deed in the form attached hereto as Exhibit F-2, prepared and executed by the Seller that owns such Property; and (c) for each Property located in the District of Columbia, a special warranty deed in the form attached hereto as Exhibit F-3, prepared and executed by the Seller that owns such Property.

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5.2.2For each Property, two (2) duplicate originals of a Bill of Sale, in the form and content attached hereto as Exhibit G, prepared and executed by the Seller that owns such Property (“Bill of Sale”);

5.2.3For each Property, two (2) duplicate originals of an Assignment of Intangible Property, in the form and content attached hereto as Exhibit H, prepared and executed by the Seller that owns such Property (“Assignment of Intangibles”);

5.2.4For each Property, two (2) duplicate originals of an Assignment and Assumption of Contracts, in the form and content attached hereto as Exhibit I, prepared and executed by the Seller that owns such Property (“Assignment of Contracts”);

5.2.5For each Property, two (2) duplicate originals of an Assignment and Assumption of Leases, in the form and content attached hereto as Exhibit J, prepared and executed by the Seller that owns such Property (“Assignment of Leases”);

5.2.6For each Seller, a non-foreign affidavit signed by such Seller, in the form attached hereto as Exhibit K (“Non-Foreign Affidavits”) any state tax withholding affidavits as applicable, and an IRS Form 1099;

5.2.7All transfer tax and other tax returns and reporting forms, if any, which any Seller is required by law to execute and acknowledge and to deliver, either individually or together with Purchaser, to any governmental authority as a result of the sale, if and to the extent the same are available as of the Closing Date;

5.2.8For each Property, three (3) duplicate originals of an owner’s affidavit, in the form attached hereto as Exhibit N, prepared and executed by the Seller that owns such Property (“Owner’s Affidavit”);

5.2.9All of the plans (including “as built” plans), drawings, blueprints and specifications relating to the Properties where available, which are in any Sellers’ possession or control, other than any plans, drawings, blueprints or specifications that constitute Excluded Documents;

5.2.10All written guaranties or warranties in possession or control of each Seller, if any, of manufacturers, suppliers and contractors in effect on the Closing Date;

5.2.11All keys to each Property in the possession or control of such Property’s Seller (which will be available at such Property);

5.2.12(a) A closing statement prepared by the Escrow Agent, reasonably approved by the Sellers and the Purchaser and executed by each Seller setting forth, among other things, all prorations, credits, costs or other adjustments to be made at Closing under this Agreement with respect to such Seller’s Property (or each of such Seller’s Properties) individually (an “Individual Closing Statement”), and (b) a closing statement (the “Consolidated Closing Statement”) prepared by the Escrow Agent and reasonably approved by the Sellers and Purchaser setting forth,

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among other things, the consolidated prorations, credits, costs or other adjustments reflected in each of the Individual Closing Statements and, in addition, all other payments to and from Escrow in connection with the purchase and sale of the Properties;

5.2.13All other documents consistent with the express provisions of this Agreement and reasonably required by the Title Company (including without limitation, evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction contemplated hereby have been obtained by the Sellers) in order to consummate the Closing as required hereunder, each in form and substance reasonably acceptable to the Sellers (for the avoidance of doubt, this Section 5.2.13 shall not require Sellers to Cure (or agree to Cure) any title matters that a Seller is not otherwise expressly obligated to Cure at or prior to Closing hereunder, or to undertake any indemnification obligations not otherwise expressly required by this Agreement);

5.2.14For each Property, a notice to the Tenants of such Property, in the form and content attached hereto as Exhibit L, prepared and executed by the Seller that owns such Property (collectively, the “Notices to Tenants”);

5.2.15To the extent not previously delivered to Purchaser, originals (or copies, if originals are not available) of the Due Diligence Materials relating to such Seller’s Property or Properties (including, to the extent available, originals of all Leases, Assumed Contracts, and Permits and copies of all Tenant correspondence and billing files and records relating to such Seller’s Property or Properties), which Due Diligence Materials may be made available at such Property or Properties (provided that in lieu of such delivery Purchaser agrees to accept delivery of the items set forth in this Section 5.2.15 at the respective properties within five (5) days after the Closing Date);

5.2.16Schedules updating the information contained in Exhibits D-1, D-2, D-3, D-4 and D-5 current to a date not more than three (3) Business Days prior to the Closing Date;

5.2.17Such other instruments or documents as are expressly required by this Agreement to be delivered by a Seller at Closing or may be reasonably necessary to effect or carry out the covenants and obligations to be performed by the Sellers pursuant to this Agreement.

5.2.18The funds that each Seller is required to pay to Purchaser at Closing pursuant to the first sentence of Section 5.5.3 hereof and pursuant to Section 5.5.10(d) hereof.

5.3Action Prior to the Closing Date by Purchaser. Subject to Section 5.1.1, Purchaser agrees that on or before 1:00 p.m. on the Closing Date Purchaser will deposit with Escrow Agent the Closing Payment (as required pursuant to Section 2.2.2) and, in addition, the following items and instruments (executed and acknowledged, if appropriate):

5.3.1To the extent that applicable law requires that the Deeds, transfer tax or other tax forms, or recording forms be executed by the grantee, such instruments, executed by Purchaser and acknowledged in the presence of a Notary Public in accordance with the laws of the state in which the applicable Property is located;

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5.3.2For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Contracts, executed by Purchaser;

5.3.3For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Leases, executed by Purchaser;

5.3.4An executed counterpart of the Consolidated Closing Statement and each Individual Closing Statement;

5.3.5Such other instruments or documents as are expressly required by this Agreement to be delivered by Purchaser at Closing or as may be reasonably necessary to effect or carry out the covenants and obligations to be performed by Purchaser pursuant to this Agreement; and

5.3.6All affidavits, gap indemnity agreements and other documents consistent with the express provisions of this Agreement and reasonably required by the Title Company (including without limitation, evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction contemplated hereby have been obtained by the Purchaser), each in form and substance reasonably acceptable to the Purchaser.

5.4Recording of Deeds. Subject to Section 8.3 below, Escrow Agent will cause the Deeds to be dated as of the Closing Date and recorded in the Official Records, and all other Closing Documents deposited with Escrow Agent to be dated as of the Closing Date, when (but in no event after the Closing Date) Escrow Agent holds for the account of the Sellers and Purchaser all items and funds (if any) to be delivered to the Sellers and Purchaser through the Escrow, after payment of costs, expenses, disbursements and prorations chargeable to the Sellers or Purchaser pursuant to the provisions of this Agreement.

5.5Prorations.

5.5.1Taxes. At or prior to Closing Sellers shall pay for each Property all amounts due and owing as of the Closing Date with respect to real estate and personal property general and special taxes and assessments. With respect to each Property, all non-delinquent real estate and personal property general and special taxes and assessments for such Property for the current assessment year of the applicable taxing authority in which the Closing Date occurs shall be prorated as of the Closing Date. If the exact amount of taxes is not known at Closing, the proration will be based on an amount equal to 105% of the prior assessment year’s taxes and shall be adjusted once actual figures become available after Closing, as part of the Final Closing Adjustment. It is understood that any supplemental property tax bill issued as a result of the sale of any Property pursuant to the provisions of this Agreement shall be borne by Purchaser, provided however, Seller shall be responsible for any roll-back taxes, if applicable. Notwithstanding anything to the contrary in this Agreement, (i) each Seller shall retain all right, title and interest in and to any and all property tax (both real property and personal property) refunds and claims for refunds with respect to its Properties for any period prior to the Closing Date, and (ii) each Seller is responsible for all taxes due and payable for its Property prior to the Closing Date. Each Seller shall have the right to continue and control any contest of any taxes or assessments for its Property or Properties due and payable during all tax years prior to the tax year in which Closing occurs. If Seller has appealed

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or contested any real property tax assessment which affects taxes for the year of Closing and/or thereafter, Seller shall notify Purchaser of same and at Closing, Seller shall assign such appeal or contest to Purchaser and Purchaser shall have the right to prosecute the same. If Purchaser receives any refund which is applicable to periods prior to the year in which Closing occurs, Purchaser shall promptly pay such portion (net of any tax consultants’ fees) to Seller, unless such amounts are payable to any Tenant pursuant to any Leases assigned to Purchaser at Closing. Purchaser shall have the right to control any contest of any taxes or assessments for the Properties due and payable during the current tax year in which Closing occurs, if any, and all tax years thereafter. Seller and Purchaser shall each reasonably cooperate with the other in connection with such contests. Sellers shall be responsible for all sales, use and other transfer taxes imposed in connection with the sale and transfer of the Personal Property and the Intangible Property.

5.5.2Utility Service. To the extent commercially reasonable and practicable, the Sellers and Purchaser shall obtain billings and meter readings as of the Business Day preceding the Closing Date to aid in the proration of charges for gas, electricity and other utility services which are not the direct responsibility of Tenants. If such billings or meter readings as of the Business Day preceding the Closing Date are obtained, adjustments for any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings. If such billings or meter readings as of the Business Day preceding the Closing Date are not available for a utility service, the charges therefor shall be adjusted at the Closing on the basis of the per diem charges for the most recent prior period for which bills were issued and shall be further adjusted at the Final Closing Adjustment on the basis of the actual bills for the period in which the Closing takes place. Each Property’s Seller shall receive a credit at Closing for the Utility Deposits, if any, that are transferred or made available to Purchaser and that are held by applicable utility companies for the account of such Seller in respect of services provided to such Seller’s Property or Properties. Purchaser shall arrange for placing all utility services and bills in its own name as of the Closing Date.

5.5.3Security Deposits.5.5 Security Deposits Purchaser shall not receive a credit at Closing for any of the Security Deposits, but at Closing each Seller shall pay to Purchaser in cash an amount equal to all cash Security Deposits being held by such Seller, such Seller’s managing agent or any other Person under the Leases at such Seller’s Properties. The Sellers shall be entitled to retain all Security Deposits or other such credits due Tenants for which Purchaser receives credit or payment, and for which the Sellers are charged, pursuant to this Section 5.5.3. Sellers agree not to apply any Security Deposits held as of the Effective Date under Leases on account of arrearages existing as of the Effective Date. If any security deposits are in the form of a letter of credit, Seller shall assign (to the extent such letter of credit is assignable without the consent of its issuer) its interest in the letter of credit to Purchaser and deliver the original letter of credit to Purchaser at Closing. All costs to assign such letter of credit shall, unless payable by the Tenant, be borne by Purchaser; provided, however, that if the costs to assign all of such letters of credit, in the aggregate, exceed $5,000, Seller shall be responsible for the amount by which such aggregate costs exceed $5,000. If Seller is unable to provide for the transfer of Seller’s interest in any letter of credit at or prior to Closing, then (a) Seller shall, at Purchaser’s request prior to Closing, request from the issuer of such letter of credit the required documentation in order to allow Seller and Purchaser to prepare, execute and submit such documentation for transfer of such letter of credit at Closing or as soon as possible after Closing; (b) Seller shall continue to cooperate with Purchaser in arranging for the assignment to Purchaser of the beneficiary’s interest under such letter of credit (or the re-issuance

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to Purchaser of such letter of credit) promptly following the Closing, and (c) if requested by Purchaser upon the default by a tenant under its Lease, Seller shall present the letter of credit, together with a draw request prepared by Purchaser, for payment and Seller shall pay the proceeds to Purchaser and Purchaser shall indemnify Seller for, and shall defend Seller and hold Seller harmless against, any and all claims, losses, liabilities, costs or expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Seller which were directly caused in connection such presentment. This Section 5.3.3 obligation shall survive Closing, and Section 9.8 is not applicable to such indemnification obligation.

5.5.4Accounts Payable and Operating Expenses. All operating expenses shall be prorated between the Sellers and Purchaser as of the Closing Date on an accrual basis, based on the actual number of days in the month during which the Closing Date occurs for monthly expenses, and based on a 365 day year for annual expenses. The Sellers shall be responsible for all operating expenses attributable to the period before the Closing Date and Purchaser shall be responsible for all operating expenses attributable to the period on and after the Closing Date.

5.5.5Miscellaneous Permits and Taxes. Except as covered by the terms of Section 5.5.1 above, with respect to each Property, all water and sewer charges and taxes (other than ad valorem property taxes) shall be prorated as of the Closing Date. Each Property’s Seller will be credited for that portion of taxes and fees paid by such Seller allocable to the period after the Closing Date.

5.5.6Assumed Contracts. With respect to each Property, all payments made or to be made under Assumed Contracts (to the extent such payments accrued or will accrue over a period that straddles the Closing Date), and all receipts actually received under Assumed Contracts, as applicable, shall be prorated between Purchaser and such Property’s Seller as of the Closing Date. Purchaser shall receive a credit for all accrued and unpaid amounts thereunder and such Seller shall receive a credit for all prepayments and refundable deposits thereunder that are expressly assigned to Purchaser and acknowledged by the contractor in writing.

5.5.7Leasing Commissions, Tenant Improvements and Rental Abatements.
(a)Each Seller shall pay prior to the Closing Date, or shall give Purchaser a credit at Closing, for all Leasing Commissions, TI Obligations, free rent, abatements and other concessions (including without limitation, lease buyout costs (i.e., the obligation, if any, of a Seller to pay all or a portion of a Tenant’s or a prospective Tenant’s remaining rent under such Tenant’s or prospective Tenant’s lease at an unrelated property) moving costs, design costs and club membership allowances) (all of the foregoing, collectively, “Lease Expenses”) (but excluding Pending Turnkey TI Obligations (as defined below), which shall be governed by Section 5.5.7(d) below) to which such Seller has committed under the terms of a Lease or a Lease modification, extension or renewal entered into prior to the Effective Date (excluding, however, Lease Expenses of the kind referred to in Section 5.5.7(b)(ii)).

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(b)Purchaser shall pay for (and shall not receive a credit at Closing for) (i) Lease Expenses due in connection with a Lease or a Lease modification, extension or renewal that is executed on or after the Effective Date with Purchaser’s prior written approval, and (ii) Lease Expenses that become due with respect to the exercise by a Tenant on or after the Effective Date of an extension, expansion or renewal option to which such Tenant was entitled under the terms of its Lease as of the Effective Date.

(c)Effective as of the Closing Date, Purchaser shall honor and assume all covenants and obligations to be performed by each Seller as landlord under the Leases first arising on or after the Closing Date, including any Lease Expenses. Purchaser shall reimburse the Sellers at Closing for any payments made prior to Closing by any Seller toward Lease Expenses that Purchaser is obligated to pay under this Section 5.5.7.

(d)Special Escrow for Turnkey Projects. Each Property that, as of the Effective Date, has a Lease with a “turnkey” TI Obligation is listed on Exhibit D-2. For each such turnkey TI Obligation that has not been completed prior to Closing (all such incomplete turnkey TI Obligations being referred to as “Pending Turnkey TI Obligations”), such Property’s Seller shall deposit with Escrow Agent at Closing funds equal to 110% of the then remaining, unpaid costs to complete the tenant improvement work (as determined by Sellers and reasonably approved by Purchaser), less any amounts that Tenant is obligated to fund or reimburse “landlord” for such work under the applicable Lease. Such amount (the “Turnkey Escrow”) will be held by Escrow Agent and disbursed in accordance with an Escrow Agreement (a “Turnkey Escrow Agreement”) in the form attached hereto as Exhibit V. For the avoidance of doubt, this Section 5.5.7(d) applies only to turnkey TI Obligations arising under Leases or Lease modifications, extensions or renewals entered into prior to the Effective Date, and does not apply to any other turnkey TI Obligations, which Purchaser shall be responsible for under Section 5.5.7(b) and the first sentence of Section 5.5.7(c). From and after the Effective Date, Sellers shall not commence any “turnkey” TI Obligations without the prior written consent of Purchaser, except as required under the Assumed Contracts, under Leases in existence as of the Effective Date or under Leases approved by Purchaser after the Effective Date, and except pursuant to Work Agreements approved by Purchaser. The Work Agreements with respect to any Pending Turnkey TI Obligation (including but not limited to the construction management contract (the “Construction Management Agreement”) with Cassidy Turley (the “Construction Manager”)) have been provided to Purchaser for review, are listed on Exhibit C and shall be Assumed Contracts (subject to the right of Purchaser to be reimbursed by the applicable Seller for tenant improvement costs related to such Work Agreements pursuant to the applicable Turnkey Escrow Agreement).

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5.5.8Other Income. With respect to each Property, all income not specifically addressed in this Section 5.5 and derived by such Property’s Seller from such Property, to the extent such income accrues before the Closing Date, shall be paid to such Seller. All income not specifically addressed in this Section 5.5 and derived by such Seller from such Property accruing or relating to the period on and after the Closing Date shall be paid to Purchaser.

5.5.9Other Expenses. With respect to each Property, all expenses and obligations not otherwise specified in this Section 5.5, incurred in the ownership or operation of such Property and constituting an assumed liability or arising under any agreement or other matter included in the Property to be conveyed hereunder shall be prorated between such Property’s Seller and Purchaser as of the Closing Date.

5.5.10Rent. Rent shall be prorated at the Closing in accordance with the following provisions:

(a)Basic Rent. Subject to Section 5.5.10(c), Basic Rent shall be prorated between each Seller and Purchaser as of the Closing Date based on the actual number of days in the month during which the Closing Date occurs. Each Seller shall be entitled to all Basic Rent which accrues before the Closing Date and Purchaser shall be entitled to all Basic Rent which accrues on and after the Closing Date.

(b)Additional Rent. Subject to Section 5.5.10(c), monthly or other payments made by Tenants in advance based upon projected or estimated Additional Rent shall be prorated between each Seller and Purchaser as of the Closing Date based on the actual Additional Rent collected as of the Closing and the actual number of days in the monthly or other period for which the advance payment is made. Such proration shall be made separately for each Tenant which is obligated to pay Additional Rent on the basis of the fiscal year set forth in the Tenant’s Lease for the determination and payment of Additional Rent. Each payment of Additional Rent that is prorated pursuant to this Section 5.5.10(b), and the applicable Tenant’s payments of Additional Rent made prior to or after such prorated payment for the same calendar year or other fiscal period during which a year-end reconciliation of Additional Rent is required by the applicable Lease, shall be adjusted as part of the Final Closing Adjustment as provided below in Section 5.5.11.

(c)Delinquent Rent. Delinquent Rent (including delinquent Additional Rent) shall not be prorated at Closing and shall be paid by Purchaser to the applicable Seller if, as and when actually collected by Purchaser after the Closing, it being understood and agreed that Purchaser shall use commercially reasonable efforts to collect Delinquent Rent on behalf of each Seller. Rents received by Purchaser after Closing, but prior to the next month’s Rent payment date from Tenants who have not previously paid their Rent for the month of Closing, shall be applied to the Rent due for the month of Closing and shall be prorated between Purchaser and Seller as if such Rent were received prior to the Closing Date. Purchaser and Sellers hereby agree that (a) each Seller and its agents may not initiate litigation to collect Delinquent Rent without the Purchaser’s prior written consent; and (b) if Purchaser does not

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consent in writing to a Seller’s commencing litigation to collect Delinquent Rent against a Tenant within five (5) Business Days after the date on which such Seller gave Purchaser written notice requesting Purchaser’s consent to such litigation, Purchaser shall make a cash payment to such Seller, not later than ten (10) Business Days after such written request by such Seller, in an amount equal to seventy-five percent (75%) of the amount of the applicable Tenant’s receivables that are delinquent for thirty (30) days or less (and upon receipt of such payment such Seller shall be deemed to have waived any right to commence litigation against the applicable Tenant for its Delinquent Rent). No Seller may commence litigation that would terminate a Tenant’s Lease or affect a Tenant’s right to occupy the premises leased under its Lease. Rent collected by Purchaser after the Closing Date shall be applied first to Rent currently due, then Delinquent Rent due Purchaser, and then Delinquent Rent due Seller, if any. Unpaid and Delinquent Rent collected by Seller or Purchaser after the date of Closing shall be delivered as follows: (i) if Seller collects any unpaid or Delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (ii) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing.

(d)Notwithstanding the foregoing, if Purchaser would otherwise be entitled to a credit for Rent prorations pursuant to this Section 5.5.10, then, at Sellers’ election, Sellers shall make a cash payment to Purchaser at Closing in lieu of such credit, and, to the extent of such cash payment, Purchaser shall not be entitled to any credit for Rent prorations pursuant to this Section 5.5.10.

5.5.11Final Closing Adjustment. No later than May 31 of the calendar year following the calendar year in which the Closing occurs with respect to each Property, the Sellers and Purchaser shall make a final adjustment to the prorations made pursuant to this Section 5 (the “Final Closing Adjustment”) with respect to such Property. The Final Closing Adjustment shall be made in the following manner:

(a)General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period, the year-end reconciliation of Additional Rent, or any other reason, shall be made as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser shall be paid in cash by the Sellers to Purchaser no later than thirty (30) days after the Final Closing Adjustment. Any net adjustment in favor of the Sellers shall be paid in cash by Purchaser to the Sellers no later than thirty (30) days after the Final Closing Adjustment. Without limiting the foregoing, the parties shall correct any manifest error in the prorations and adjustments made at Closing promptly after such error is discovered.

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(b)Additional Rent Adjustment. Promptly after Purchaser completes the reconciliation of Additional Rent under each Tenant’s Lease for the calendar year in which the Closing Date occurred (the “Tenant’s Fiscal Year”), Sellers and Purchaser shall adjust the Closing Date proration of Additional Rent pursuant to Section 5.5.10(b) above, as follows:

(i)The parties shall determine the aggregate amount of expenses that were incurred by Purchaser or by a Seller, that are reimbursable by such Tenant through Additional Rent under such Tenant’s Lease, and that are attributable to the Tenant’s Fiscal Year (“Reimbursable Expenses”).

(ii)The parties shall determine (A) the total amount of Additional Rent actually received (by either Purchaser or a Seller) from the Tenant in respect of the Tenant’s Fiscal Year (including payments received pursuant to invoices for Additional Rent deficits determined as a result of year-end reconciliations) (collectively, the “Additional Rent Received”), (B) what portion of the Additional Rent Received was received by Purchaser and (C) what portion of the Additional Rent Received was received by a Seller.

(iii)The parties shall determine the “Purchaser’s Share,” which shall be a percentage equal to (x) the portion of Reimbursable Expenses that was actually incurred by Purchaser after Closing (excluding those for which Purchaser received a credit at Closing), divided by (y) the total amount of the Reimbursable Expenses. As used herein, the term “Seller’s Share” means the result (expressed as a percentage) of subtracting the Purchaser’s Share from 100%.

(iv)If the Reimbursable Expenses exceed the Additional Rent Received, then Purchaser shall make a payment to Seller or Seller shall make a payment to Purchaser, so that Seller shall have received the Seller’s Share of the Additional Rent Received and Purchaser shall have received the Purchaser’s Share of Additional Rent Received.

(v)If the Additional Rent Received equals the Reimbursable Expenses, then Purchaser shall make a payment to Seller or Seller shall make a payment to Purchaser, so that Seller shall have received the Seller’s Share of the Additional Rent Received and Purchaser shall have received the Purchaser’s Share of Additional Rent Received.

(vi)If the Additional Rent Received exceeds the Reimbursable Expenses, then (a) Seller or Purchaser (or both, as applicable) shall return to the applicable Tenant(s) the amount of such excess, and (b) Purchaser shall make a payment to Seller or Seller shall make a payment to Purchaser, so that Seller shall have received the Seller’s Share of the Additional Rent Received (net of the payment referred to in the preceding clause (a)) and Purchaser shall have received the Purchaser’s Share of Additional Rent Received (net of the payment referred to in the preceding clause (a)).

(c)No Further Adjustments. Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax

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appeals or contests, (ii) any item of Additional Rent which may be contested by a Tenant or (iii) manifest errors, the Final Closing Adjustment shall be conclusive and binding upon the Sellers and Purchaser, and the Sellers and Purchaser hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionments or adjustments to be made pursuant to this Section 5. Sellers shall fully cooperate with Purchaser in order to complete the Final Closing Adjustment and Sellers shall provide Purchaser with any information reasonably requested by Purchaser or as may be required under the Leases to perform final calculations, adjustments and reconciliations.

5.5.12General Provisions. Except as otherwise expressly provided in this Agreement, all apportionments and adjustments shall be made in accordance with generally accepted accounting principles. The computation of the adjustments shall be jointly prepared by the Sellers and Purchaser. In the event any prorations or apportionments made under this Section 5.5 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same in accordance with the remaining terms of Section 5.5.11. For proration purposes, the day that falls on the Closing Date shall be charged to Purchaser.

5.5.13Survival. Until June 30 of the calendar year after the calendar year in which the Closing of each Property occurs, (a) the provisions of this Section 5.5 shall survive as they relate to such Property (but thereafter shall expire), (b) Sellers shall indemnify Purchaser for any and all amounts and obligations which are the responsibility of Sellers under this Section 5.5 and such obligation shall not be subject to the limitations of Section 9.4 and Section 9.5 hereof, and (c) Purchaser shall indemnify Sellers for any and all amounts and obligations which are the responsibility of Purchaser under this Section 5.5, and Sections 9.7 and 9.8 shall not be applicable to such indemnification obligation (or to the underlying obligations under this Section 5.5 to which such indemnification obligation relates). Notwithstanding the foregoing, if, on or prior to June 30 of the calendar year after the calendar year in which the Closing of each Property occurs, Sellers or Purchaser provide the other party with notice of a specific Claim for a reimbursement or adjusting payment pursuant to this Section 5.5 with respect to such Property, and if such reimbursement or adjusting payment is due at the time such notice is given, then the provisions of this Section 5.5 shall continue to survive, solely with respect to such Claim.

5.6Closing Costs. With respect to each Property, Purchaser shall bear the cost of (i) the title searches and preparation of the Title Commitments prepared by the Title Company, and the premium for Purchaser’s title policies and any and all endorsements requested by Purchaser or its lender; (ii) the Survey for each Property; (iii) one-half (1/2) of the documentary transfer taxes and the recording fees for the Deeds, subject to a maximum amount of $2,258,976 for such taxes and fees; (iv) one-half (1/2) of all escrow and closing fees relating to the sale of such Property; (v) all escrow and closing fees relating to Purchaser’s financing; (vi) any mortgage taxes or recording fees for any mortgages securing Purchaser’s financing; and (vii) one-half (1/2) of the fees and charges of third parties in connection with the Surveys. With respect to each Property, such Property’s Seller shall bear the cost of (i) any commission due to Broker (as defined in Article X); (ii) the greater of (x) one-half (1/2) of the documentary transfer taxes and the recording fee for the Deeds and (y) the amount of such taxes and fees not required to be paid by Purchaser pursuant to preceding sentence of this Section 5.6; (iii) one-half (1/2) of all escrow and closing fees relating to the sale of such Property (but not in connection with any financing by Purchaser, which shall be paid solely by

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Purchaser); (iv) the costs of the Title Commitments prepared by the Title Company and (v) one-half (1/2) of the fees and charges of third parties in connection with the Surveys, and (vi) the cost of the Environmental Reports. Each party shall pay its own attorneys’ fees pertaining to the sale of the Properties. Purchaser shall be responsible for (a) the amount by which the cost of purchasing the defeasance securities exceeds the principal amount outstanding under the Woodholme MOB Existing Financing as of the Closing Date, and (b) all third-party costs associated with the defeasance of the Existing Woodholme MOB Financing (including the fees and charges of the Woodholme MOB Lender and its counsel, and the fees of the defeasance consultant and its accountants), excluding, however, any fees or charges of the Sellers’ counsel (the costs referred to in the foregoing clauses (a) and (b), excluding the fees and charges of the Sellers’ counsel, are referred to herein as the “Defeasance Costs”). Purchaser and Seller acknowledge that the Purchase Price includes $1,900,000, which is the parties’ estimate of the Defeasance Costs. If, pursuant to a statement provided at Closing by the Woodholme MOB Lender, the Defeasance Costs are less than $1,900,000, Purchaser shall receive a credit at Closing equal to the amount by which $1,900,000 exceeds the Defeasance Costs. If, pursuant to a statement provided at Closing by the Woodholme MOB Lender, the Defeasance Costs exceed $1,900,000, Purchaser shall be obligated to deliver into escrow, as part of the Closing Payment, additional funds equal to the amount by which the Defeasance Costs exceed $1,900,000. All other costs pertaining to the sale of each Property shall be allocated as is customary for real estate transactions where such Property is located. The parties agree to cooperate in all reasonable respects to minimize all such costs, premiums, taxes, and fees.

5.7Distribution of Funds and Documents Following Closing. The conditions to the closing of Escrow shall be Escrow Agent’s receipt of funds and documents described in Sections 5.2 and 5.3. Upon satisfaction of the above conditions, Escrow Agent shall distribute the documents described in Sections 5.2 and 5.3 above in accordance with the Closing Instructions and shall take all other actions authorized by the Escrow Agreement upon closing.

5.8Possession. Purchaser shall be entitled to sole possession of each Property on the Closing Date, subject to the Permitted Exceptions.

5.9Dry Closing. At the election of either Sellers or Purchaser by written notice to the other party (which notice may be given by electronic mail and may be given by either party’s counsel to the other party’s counsel), (a) Sellers and Purchaser shall conduct a “dry” closing on the Business Day immediately preceding the Closing Date, at which fully-executed documents required pursuant to this Agreement shall be assembled and deposited in escrow, with Purchaser depositing its required funds for Closing on the Closing Date at or before the time specified above; and (b) the parties shall conduct the Closing at the offices of Seller’s counsel in Washington, DC rather than via escrow with the Escrow Agent.

VI.

ADDITIONAL COVENANTS AND INDEMNITIES

6.1Purchaser’s Indemnities. Subject to Section 9.8, and with the exception of items for which Purchaser is expressly indemnified hereunder, Purchaser covenants and agrees to defend, indemnify, protect, defend, and hold harmless the Sellers, and the Sellers’ respective affiliates, owners, members, partners, employees, lenders, agents and representatives, from and against any

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and all Claims (a) arising from the acts and omissions of Purchaser and its agents, employees and contractors occurring in connection with or as a result of, any inspections, tests or examinations of or to any of the Properties, (b) arising from the use, management, operation, rental, maintenance and ownership of any of the Properties, based upon acts, conduct or omissions occurring on or after the Closing Date; or (c) caused by or arising out of any material breach by Purchaser of its representations and warranties in this Agreement. The terms of this Section 6.1 shall survive the Closing until the Survival Date; except that the terms of clause (a) of this Section 6.1 shall survive indefinitely.

6.2Seller Covenants. Each Seller (but solely for itself and its own Property or Properties, and not for any other Seller or any other Seller’s Property) covenants to Purchaser as follows with respect to its Property or each of its Properties:

6.2.1Continued Care and Maintenance. Prior to Closing, such Seller agrees: (i) to continue its care, maintenance and operation of its Property consistent with the same standards as employed by such Seller to date; (ii) (A) not to enter into any new Contract and not to terminate, change, amend or modify materially any Assumed Contract without Purchaser’s prior written approval (except as relates to proposed new Work Agreements, which are governed by Section 6.2.2 below), and (B) not to enter into any Lease or to terminate, amend or otherwise modify an existing Lease except pursuant to Section 6.2.2; (iii) not to make any substantial alterations or changes to any of such Seller’s Property, other than ordinary and necessary maintenance and repairs, without Purchaser’s prior approval (provided, however, such Seller may make any alterations or changes to the Property that are required by any Lease or by applicable law without Purchaser’s prior approval); (iv) to maintain in effect all policies of casualty and liability insurance or similar policies of insurance, with no less than the limits of coverage now carried with respect to such Seller’s Property, and (v) to promptly deliver to Purchaser any notices of breaches or defaults sent or received by Sellers in connection with the Leases, Assumed Contracts or Permitted Exceptions. Nothing contained herein shall prevent such Seller from acting to prevent loss of life, personal injury or property damage in emergency situations, or prevent such Seller from performing any act with respect to such Seller’s Property which may be required by any Lease, applicable law, rule or governmental regulations, provided that such Seller shall notify Purchaser of any emergency situations as soon as reasonably possible prior thereto or immediately thereafter.

6.2.2Leasing of the Property. Prior to the execution of any new Leases or Work Agreements for the Property, or the amendment, renewal or extension of any existing Leases for the Property, such Seller shall give notice of its intent to do so to Purchaser (which notice may be given by email to Michael Gordon at mgordon@harrisonst.com and to Brian Mutchler at bmutchler@harrisonst.com). Such notice shall include the name of the proposed Tenant, financial information respecting such Tenant, amount of space involved, the length of the lease term, the proposed financial terms thereof (including any rent abatement periods), the amount of any Leasing Commission, any TI Obligations, a copy of the form of Lease, Lease amendment or other document to be executed and, if the notice relates to a proposed new Work Agreement, a copy of the proposed new Work Agreement. Purchaser shall have five (5) Business Days after receipt of such notice to notify such Seller of its approval or of its objections, if any, to any such proposed Lease or extension or renewal of any existing Lease, or such proposed new Work Agreement, and Purchaser’s failure to approve within such five (5) Business Day period, by e-mail to Mike Daugard at mdaugard@writ.com, shall be deemed to constitute Purchaser’s disapproval of such proposed Lease

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or extension or renewal of any existing Lease, or such proposed new Work Agreement. Such Seller shall not enter into any new Lease, amendment, extension or renewal of any existing Lease, or any new Work Agreement, without Purchaser’s prior written consent to the material terms thereof, which consent shall not be unreasonably withheld, conditioned or delayed (and Seller may rely on an email from Michael Gordon on behalf of Purchaser as evidence of such consent). Notwithstanding the foregoing (a) Purchaser’s consent shall not be required for new Leases and renewals or extensions of existing Leases evidencing or reflecting the exercise by Tenants of any rights or options, the terms of which are fixed or determinable as of the Effective Date, under existing Leases; and (b) Purchaser acknowledges and agrees that the Leases and the extensions or renewals of Leases (if any) listed on Exhibit E have been approved by Purchaser. Without limiting the express provisions of this Agreement, nothing in this Agreement shall be interpreted to require that any space at the Properties be leased as a condition to Purchaser’s obligation to proceed with Closing.

6.2.3Tenant Estoppel Certificates. Prior to Closing, each Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser from the Tenant under each Lease of such Seller’s Property an estoppel certificate in substantially the form attached hereto as Exhibit T-1 or, if any Lease requires a different form, in the form required by such Lease (each, a “Tenant Estoppel Certificate”). None of the Sellers shall be in default for failure to obtain any Tenant Estoppel Certificates. Sellers shall promptly deliver to Purchaser copies of draft Tenant Estoppel Certificates and all executed Tenant Estoppel Certificates as the same are received by Seller.

6.2.4Subordination and Attornment Agreements. If Purchaser’s lender requests that a Tenant agree in writing to subordinate its Lease to a mortgage lien securing Purchaser’s acquisition financing, or to attorn to such lender or its designee or successor in title in connection with the exercise of such lender’s remedies under its acquisition financing lien, then the Seller whose Property is subject to the applicable Lease shall do the following, in each case only upon written request by the Purchaser: (a) such Seller shall request in writing that the applicable Tenant execute a subordination and/or attornment agreement in favor of the Purchaser’s lender, in a form provided by Purchaser’s lender; (b) such Seller shall follow up with the applicable Tenant in writing to determine whether such Tenant will comply with the request made in the foregoing clause (a); and (c) such Seller shall take reasonable steps requested by Purchaser to enforce the obligations of such Tenant under its Lease (to the extent such obligations are referenced in the Purchaser’s request) with respect to the execution of the agreement provided to such Tenant pursuant to the foregoing clause (a), subject to any conditions in such Tenant’s lease, including that the requested agreement contain non-disturbance language in favor of such Tenant. For the avoidance of doubt, it shall not be a condition to Purchaser’s obligation to proceed with the Closing that the Purchaser or its lender obtain any one or more of the subordination or attornment agreements requested from Tenants pursuant to this Section 6.2.4, and no Seller shall have any obligation to provide any certificate, agreement or other undertaking in lieu of a subordination or attornment agreement not obtained from a Tenant, or to take any action with respect to such agreements except as expressly set forth in this Section 6.2.4.

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6.2.5Covenants, Conditions and Restrictions of Record. If the Purchaser or the Purchaser’s lender requests that a third party execute a document certifying as to the status of the rights, obligations and/or performance of a Seller, or of such third party, under the covenants, conditions restrictions, easements or other matters of record specifically identified on Exhibit U, such Seller shall do the following, in each case only upon request by the Purchaser: (a) such Seller shall request in writing that the applicable third party execute such certificate, in a form provided by Purchaser or Purchaser’s Lender; (b) such Seller shall follow up with the applicable third party in writing to determine whether such third party will comply with the request made in the foregoing clause (a); and (c) such Seller shall take reasonable steps requested by Purchaser to enforce the obligations of such third party under any covenants, conditions, restrictions, easements or other matters of record (to the extent such obligations are referenced in the Purchaser’s request) with respect to the execution of the certificate provided to such third party pursuant to the foregoing clause (a), subject to any conditions in the applicable documents of record. Notwithstanding the foregoing, in no event shall any Seller be obligated to request a certificate from any owner of a single-family lot, a residential unit in a condominium or cooperative regime, or any other owner of a residential dwelling. For the avoidance of doubt, it shall not be a condition to Purchaser’s obligation to proceed with the Closing that the Purchaser obtain any one or more of the certificates requested from third parties pursuant to this Section 6.2.5, and no Seller shall have any obligation to provide any certificate regarding the matters set forth in this Section 6.2.5, or to take any other action with respect to such certificates except as expressly set forth in this Section 6.2.5.

6.3Seller’s Indemnity. In addition to other indemnification expressly provided by Sellers herein, Sellers covenant and agree to defend, indemnify, protect, defend, and hold harmless Purchaser, and Purchaser’s respective affiliates, owners, members, partners, employees, lenders, agents and representatives, from and against any and all Claims (a) arising from the use, management, operation, rental, maintenance and ownership of any of the Properties, based upon acts, conduct or omissions (other than by Purchaser) occurring prior to the Closing Date, including without limitation, in connection with any retained liabilities pursuant to Section 2.5 hereof (except that this indemnity shall not apply to any matters or claims which, or from which, Purchaser has expressly waived, released or discharged the Sellers herein or to any matters that are adjusted at Closing pursuant to Section 5.5); and (b) caused by or arising out of any material breach by Seller of its representations and warranties in this Agreement. The terms of this Section 6.3 shall survive the Closing until the Survival Date. The indemnification obligations pursuant to this Section 6.3 are subject to the limitations set forth in Sections 9.4, 9.5 and 9.6, as applicable, except that the limitations set forth in Section 9.4 shall not apply to such indemnification obligations solely as they relate to payment obligations accruing prior to Closing (and not adjusted at Closing pursuant to Section 5.5) under third-party contracts.

VII.

REPRESENTATIONS AND WARRANTIES

7.1Purchaser’s Representations and Warranties. Purchaser represents and warrants to the Sellers that as of the date hereof and as of the Closing Date:

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7.1.1Organization and Standing. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is, or on the Closing Date will be, duly qualified to do business in each state where such qualification is necessary with respect to all of the Properties, and has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

7.1.2Due Authorization. The performance of this Agreement and the transactions contemplated hereunder by Purchaser have been duly authorized by all necessary action on the part of Purchaser, and this Agreement is binding on and enforceable against Purchaser in accordance with its terms. Purchaser shall, on or prior to the Closing Date, furnish to the Sellers certified resolutions evidencing that Purchaser has been duly authorized to enter into and perform this Agreement and the transactions contemplated hereunder. No further consent of any shareholder, creditor, board of directors, governmental authority or other party to such execution, delivery and performance hereunder is required. The person(s) signing this Agreement, and any document pursuant hereto on behalf of Purchaser, has full power and authority to bind Purchaser.

7.1.3Lack of Conflict. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will violate any restriction, court order, judgment, law, regulation, charter, bylaw, instrument or agreement to which Purchaser is subject.

7.1.4Solvency/Bankruptcy. Purchaser has not (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made any offer of settlement, extension or compromise to its creditors generally. Furthermore, Purchaser has not had any such actions taken against it.

7.1.5Availability of Funds. Purchaser has or will at Closing have cash on hand in an amount sufficient to enable Purchaser to deliver the funds required pursuant to Section 2.2.2 hereof.

7.1.6ERISA. Purchaser does not hold the assets of any employee benefit plan within the meaning of 29 CFR 2501.3-101(a)(2).

7.1.7Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

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7.2Sellers’ Representations and Warranties. Each Seller (but solely for itself and its own Property or Properties, and not for any other Seller or any other Seller’s Property or Properties) represents and warrants to Purchaser as follows:

7.2.1Organization and Standing. Such Seller is (i) a limited liability company, real estate investment trust or a limited partnership, as reflected on Exhibit A-3 to this Agreement, (ii) duly organized under the laws of the state of its formation, is validly existing, and (if applicable) in good standing under the laws of such state, (iii) qualified or registered to do business in the state where its Property is located (or in the states where its Properties are located), and (iv) has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

7.2.2Due Authorization. (a) the performance of this Agreement and the transactions contemplated hereunder by such Seller have been duly authorized by all necessary action on the part of such Seller, and this Agreement is binding on and enforceable against such Seller in accordance with its terms; and (b) no further consent of any member, manager, creditor, governmental authority or other party to such execution, delivery and performance hereunder is required. Sellers shall, on or prior to the Closing Date, furnish to Purchaser certified resolutions evidencing that Sellers have been duly authorized to enter into and perform this Agreement and the transactions contemplated hereunder. No further consent of any shareholder, creditor, board of directors, governmental authority or other party to such execution, delivery and performance hereunder is required. The person(s) signing this Agreement, and any document pursuant hereto on behalf of Sellers, has full power and authority to bind Sellers.

7.2.3Representations and Warranties Regarding Legal Matters:

(a)Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will itself cause or constitute a violation of any court order, judgment, law, regulation, charter, bylaw or operating agreement to which such Seller is subject. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will itself cause or constitute a violation of any agreement or contract listed on any Exhibit to this Agreement or, to the Sellers’ knowledge, any other agreement or contract to which any Seller is a party or to which any of the Sellers or their properties are subject.

(b)Such Seller is not a foreign seller as defined in the “Foreign Investment in Real Property Tax Act.”

(c)Neither such Seller nor any general partner or managing member of such Seller has (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by such Seller’s or such general partner’s or managing member’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller’s or such general partner’s or managing member’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Seller’s or such general partner’s or managing member’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made any

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offer of settlement, extension or compromise to its creditors generally. Furthermore, no such Seller has had any such actions taken against it.

(d)Neither Sellers nor any of their affiliates, respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action (a “Prohibited Person”). Notwithstanding the foregoing, none of the Sellers shall be in breach of this Section 7.2.3(d) to the extent that such breach would otherwise result from the fact that a Prohibited Person is the owner of publicly-traded shares of WRIT or is an employee, officer, director, representative or agent of a Person who owns publicly-traded shares of WRIT.

7.2.4Representations and Warranties Regarding the Properties:

(a) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will itself cause or constitute a violation of any restriction, court order, judgment, law, regulation, instrument, or agreement to which such Seller’s Property or Properties (or any portion thereof) are subject.

(b)Except as listed on Exhibit M attached hereto, to such Seller’s actual knowledge, there are no demands, complaints, actions, suits, arbitrations, governmental investigations or other proceedings pending or threatened against or affecting such Seller and its respective Property or Properties or any portion thereof (any of the foregoing, a “Proceeding”) and such Seller has not received written notice of any such Proceeding.

(c)To such Seller’s knowledge, such Seller has delivered to Purchaser or made available as part of the Due Diligence Materials true, correct and complete copies of all Contracts affecting the ownership, maintenance and operation of the such Seller’s Property. Such Seller has not received written notice of any material default in respect of its obligations under any of the Assumed Contracts and has not delivered written notice of default to any counterparty under the Assumed Contracts.

(d)To such Seller’s actual knowledge, such Seller holds good title to, and the entire right, title, and interest in and to, the Personal Property owned by it, free and clear of any and all Liens and Encumbrances other that Permitted Exceptions.

(e)To such Seller’s knowledge, such Seller has delivered to Purchaser or made available as part of the Due Diligence Materials true, correct, and complete (to the extent in such Seller’s possession) copies of the Due Diligence Materials; provided, however, that such Seller is not providing any representation or warranty

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as to the accuracy of the information or materials provided or prepared by a third party.

(f)Exhibits D-1, D-5 (both as updated pursuant to Section 5.2.16) and Exhibit D-6 contain a true, correct and complete list of all Leases in existence as of the date indicated thereon for the Property or Properties owned by such Seller, including the name of each Tenant, the date of each Tenant’s Lease and all amendments, if any, thereto, the expiration date of each Lease, any base rent and other amounts owed by Tenants to such Seller that are in arrears as of September 12, 2013, and the amount of any Security Deposit paid by the Tenant under each Lease. Sellers have made available to Purchaser copies of all of the Leases and the copies of such Leases provided to Purchaser by such Seller are true, correct and complete copies of such Leases, including all amendments thereto. The Leases have not been amended, modified or supplemented in any way (either by written instrument or orally) that has not been disclosed to Purchaser. To such Seller’s knowledge, there are no Leases or other tenancies for any space in the Property or Properties owned by such Seller as of the Effective Date other than those set forth on Exhibits D-1 and D-5 (each as updated pursuant to Section 5.2.16). There are no letters of credit or other similar financial instruments held in lieu of Security Deposits under any of the Leases, except as set forth on Exhibit D-1 (as updated pursuant to Section 5.2.16). To such Seller’s knowledge, the Leases for such Seller’s Property are in full force and effect. Except as disclosed herein or in the due diligence information provided by the Sellers to Purchaser or otherwise obtained by Purchaser (including in tenant interviews), as of the Effective Date there are no uncured monetary defaults or material nonmonetary defaults on the part of Tenants under the Leases. The Sellers have not previously assigned their interests in the Leases, other than in connection with mortgage financing that will be paid off or defeased in full at Closing.

(g)Except as set forth on Exhibit D-2 (as updated pursuant to Section 5.2.16), there are no TI Obligations, free rent or other concessions under any Lease applicable to such Seller’s Property or Properties that are not fully performed and paid for.

(h)To such Seller’s knowledge, as of the Effective Date there do not exist any agreements pursuant to which such Seller will or may be required to pay a Leasing Commission with respect to space covered by the Leases, or as to any other space in the Property or Properties, other than the agreements listed on Exhibit D-3 (as updated pursuant to Section 5.2.16). Except as set forth on Exhibit D-3 (as updated pursuant to Section 5.2.16), no Leasing Commissions are due with respect to any portion of the Property or Properties owned by such Seller.

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(i)To such Seller’s knowledge, the Environmental Reports include all of the phase I and phase II environmental reports (related to the Property or Properties owned by such Seller) prepared at the direction of such Seller or otherwise in such Seller’s possession or control. Such Seller has not received a written notice from any governmental authority or any other Person in which it is alleged that the Property or Properties of such Seller are not in compliance with Environmental Requirements, other than such notices as have been provided to the Purchaser.

(j)Except as listed on Exhibit M attached hereto, such Seller has not received written notice (a “Violation Notice”) from any government agency or any employee or official thereof or any other Person alleging that the construction of the Property or Properties owned by such Seller or the operation or use of the same fails to comply with any Legal Requirement (including without limitation, those respecting the Americans With Disabilities Act) or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance, and such Seller and has no actual knowledge of any such failure of compliance.

(k)Such Seller has received no written notice that condemnation proceedings against such Seller’s Property have been instituted or are pending or threatened.

(l)None of the Sellers nor any of Sellers’ property managers has more than ten (10) on-site employees engaged in the operation and maintenance of any one of the Properties. None of the Sellers is a party to any collective bargaining or other union agreements covering any of the on-site employees at the Property. Seller and Purchaser agree that on or before the Closing, Sellers and/or where applicable property managers shall terminate the employment of any and all employees at the Properties, and Purchaser shall not be under any obligation to keep or hire any such employees prior to or on the Closing Date. Nothing herein prohibits Seller or any of its property managers if applicable from transferring any of said employees to, or offering employment to any of said employees at, any location other than the Properties. Sellers and/or where applicable property managers shall be responsible for all liabilities to or respecting said employees that arose in connection with said employees up to and including the Closing, including, without limitation, if applicable, all employees’ wages, accrued vacation and sick days, bonuses, retirement benefits, any COBRA rights, together with F.I.C.A. unemployment and other taxes and benefits due from the employer of such employees. Sellers shall comply with all applicable laws in connection with such termination, including, without limitation, the WARN Act, if and to the extent applicable. Sellers shall deliver all notices, if any, required under the WARN Act in a timely manner and shall provide Purchaser with copies of such notices promptly after sending them. In addition, Sellers shall provide a full defense to, and indemnify Purchaser for any losses which Purchaser may incur in connection with any suit or claim of violation brought against or affecting Purchaser or the Property by or on behalf of any of said employees under the WARN Act or any applicable employment law relating to the termination of such employees by the Seller or if applicable Sellers’ property

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managers based on losses that arose up to and including the Closing, except to the extent such losses are caused in whole or in part by the Purchaser or any of its employees or agents. Sellers’ indemnification obligation under this Section 7.2.3(l) shall survive the Closing.

(m)The Property does not constitute plan assets subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) within the meaning of 29 C.F.R. 2510.3-101 and the consummation of the transaction contemplated by this Agreement shall not constitute a prohibited transaction under Section 406(a)(1) of ERISA or Section 4975(a)(1)(A) of the Internal Revenue Code of 1986, as amended, that is not exempt by operation of statute or a class wide exemption issued by the U.S. Department of Labor.

(n)Such Seller has not received written notice of any claim or challenge to such Seller’s right to use any name or trade name by which such Seller’s Properties, or any part thereof, is or are known.

(o)To such Seller’s knowledge, such Seller has not received any written notice of any formal pending zoning action being undertaken by any governmental authority that would prohibit the use of such Seller’s Properties for their current use.

(p)There are no real property tax reduction proceedings pending with respect to such Seller’s Property or Properties.

(q)To such Seller’s knowledge, the financial, operating statements and budgets provided to Purchaser in the Due Diligence Materials are consistent with past practice and are true, correct and complete copies of the statements on which such Seller relies in the ordinary course of operating its business.

(r)Each Seller has not granted to any person, firm, or entity, other than Purchaser, and has no knowledge of, any right to purchase such Seller’s Properties or any part thereof, except as may disclosed (i) by any document that is recorded in the applicable land records for the respective jurisdictions in which such Properties are located, or (ii) in a Lease.

(s)No Seller has received written notice of any default under any of the Permits, that any of the Permits will be revoked or will not be renewed, or that any license or permit not held by such Seller is required to be held by such Seller in order for such Seller’s Properties to comply with Legal Requirements.

(t)To the knowledge of WRIT 2440 M, LLC, such Seller is not in default of its obligations under that certain Condominium Declaration recorded in the Official Records as Instrument No. 2002076574, as amended, and the assessments payable to the condominium association pursuant to such Condominium Declaration for 2013 are $5,765.49 per month.

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7.3Representations and Warranties Deemed Modified. If the Closing occurs: (a) each of the representations and warranties made by Purchaser herein shall be deemed modified if and to the extent necessary to reflect and be consistent with any facts or circumstances of which the Sellers have actual knowledge as of the Closing Date; and (b) each of the representations and warranties made by each Seller herein shall be deemed modified if and to the extent necessary to reflect and be consistent with any facts or circumstances of which Purchaser has actual knowledge as of the Closing Date.

7.4Seller’s Knowledge. Wherever the phrase “to Seller’s actual knowledge” or any similar phrase stating or implying a limitation on the basis of knowledge appears in this Agreement in respect of a Seller, such phrase means only the present actual knowledge of Michael Daugard of WRIT, without any duty of inquiry (except inquiry of any third party property managers), any imputation of the knowledge of another, or independent investigation of the relevant matter by any individual(s), and without any personal liability. Wherever the phrase “in Seller’s possession”, “in the possession of Seller” or similar phrase appears in this Agreement, such phrase shall be deemed to mean only to the extent the material or other item referred to by such phrase is located at a Property, in the Sellers’ offices in Rockville, Maryland or in Sellers’ electronic files.

VIII.

CONDITIONS PRECEDENT TO CLOSING

8.1Conditions to Sellers’ Obligations. The obligation of the Sellers to close the transaction contemplated hereunder shall be subject to the satisfaction of each of the following conditions precedent:

8.1.1.Each of Purchaser’s representations and warranties set forth in this Agreement shall be correct in all material respects as of the Closing Date as if made on and as of such date.

8.1.2.Purchaser shall have performed all of its obligations under this Agreement required at or prior to Closing, in all material respects.

The foregoing conditions contained in this Section 8.1 are intended solely for the benefit of the Sellers. The Sellers shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to Purchaser and Escrow Agent.
8.2Conditions to Purchaser’s Obligations. The obligations of Purchaser to close the transaction contemplated hereunder shall be subject to the satisfaction of each of the following conditions precedent, and Purchaser shall have no right to terminate this Agreement or delay the Closing for any other reason except as otherwise provided in this Agreement:

8.2.1Each Seller’s representations and warranties set forth in this Agreement shall be correct as of the Closing Date as if made on and as of such date, and the Sellers shall have performed all of the Sellers’ obligations under this Agreement required to be performed at or prior to Closing (other than those referred to in Section 8.2.2), in each case except as would not, individually or in the aggregate (without giving effect to any materiality qualifications therein),

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have a Material Adverse Effect. Notwithstanding the foregoing, and whether or not the condition set forth in the preceding sentence is satisfied, if (a) the Closing occurs notwithstanding the existence of one or more breaches of Seller’s representations, warranties or covenants set forth in this Agreement, and (b) the aggregate Liquidated Amount of all such breaches exceeds 0.25% of the Purchase Price, then, absent another default hereunder, Purchaser shall receive a credit at Closing, as Purchaser’s sole and exclusive remedy for such breaches, in an amount equal to the lesser of (y) the aggregate Liquidated Amount of such breaches or (z) 2% of the Purchase Price.

8.2.2The Sellers shall have deposited the funds, documents and instruments specifically listed in Section 5.2 hereof with Escrow Agent on or before the Closing Date.

8.2.3Reserved.

8.2.4The title of each Seller to its respective Property shall be subject to no Liens or Encumbrances other than Permitted Exceptions or those that Seller has Cured or made arrangements to Cure at Closing, to Purchaser’s reasonable satisfaction and to the Title Company’s satisfaction, or for which Purchaser is receiving a credit at Closing.

8.2.5The Sellers shall have delivered to Purchaser Tenant Estoppel Certificates from (a) sufficient Tenants so that there shall have been obtained, in the aggregate, Tenant Estoppel Certificates from tenants (including Major Tenants) whose Leases cover not less than ninety percent (90%) of the Leased Space (as of Closing), and (b) from each of the Tenants under Material Leases (“Major Tenants”). Notwithstanding the foregoing, if Seller does not receive a Tenant Estoppel Certificate from a Tenant, such Seller shall have the right (but shall not be obligated to) substitute an estoppel certificate executed by such Seller (a “Seller Estoppel Certificate”) containing the information set forth in the form of the Seller’s Estoppel Certificate attached hereto as Exhibit T-2 with respect to such Tenant’s Lease, and such estoppel certificate from Seller shall have the same effect under this Section 8.2.5 as an estoppel certificate executed by the Tenant; provided, however, that Seller Estoppel Certificates shall be permitted to cover not more than 5% of the Leased Space and shall not be permitted for any of the Major Tenants. If the applicable Tenant shall thereafter provide a Tenant Estoppel Certificate to Purchaser, then such Seller’s Estoppel Certificate shall thereupon be null and void and of no further force or effect. Tenant Estoppel Certificates and Seller Estoppel Certificates shall be consistent with the respective Lease, shall not reveal any material monetary or non-monetary default by Seller and/or Tenant, shall not reveal any right to offset rent because of a Seller default or any claims of the same. Tenant Estoppel Certificates from Major Tenants shall be dated no earlier than thirty (30) days prior to Closing, and Tenant Estoppel Certificates from Tenants other than Major Tenants shall be dated no earlier than forty-five (45) days prior to the Closing.

8.2.6At Closing, the Title Company shall be committed (subject only to payment of the Purchase Price and satisfaction of conditions that Sellers are obligated to satisfy at or before Closing under the terms of this Agreement) to issue to Purchaser an ALTA 2006 extended coverage Owner's Policy of Title Insurance ("Title Policies") insuring Purchaser's fee simple title to each Property for the sum amount equal to such Property’s Allocated Amount, subject only to the Permitted Exceptions.

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The foregoing conditions contained in this Section 8.2 are intended solely for the benefit of Purchaser. Purchaser shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to the Sellers and Escrow Agent.
8.3Failure of Conditions to Closing. The Sellers and Purchaser shall use commercially reasonable efforts to satisfy the conditions to Closing set forth herein. If the Closing does not occur because of the failure of one of the conditions set forth in Section 8.1, the Sellers shall have the remedies set forth in Section 9.1. If the Closing does not occur because of the failure of one of the Conditions set forth in Section 8.2, the Purchaser shall have the remedies set forth in Section 9.2.

IX.

REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS ; LIQUIDATED DAMAGES

9.1Default by Purchaser Prior to Closing.

9.1.1Default by Purchaser Prior to Closing. If (a) any of the representations or warranties made by Purchaser herein are inaccurate as of the Closing Date in any material respect, (b) after all of the conditions to Purchaser’s obligations to proceed with the Closing have been satisfied or, in lieu thereof, waived by Purchaser, Purchaser fails to deposit the Closing Payment and the documents and instruments specifically listed in Section 5.3 hereof with Escrow Agent on the Closing Date, or (c) Purchaser fails or refuses to perform any of Purchaser’s other material covenants or agreements to be performed by Purchaser under this Agreement at or before Closing (any of the foregoing circumstances being referred to herein as a “Purchaser Default”), then the Sellers’ sole remedies shall be (i) to terminate this Agreement and receive (A) the Earnest Money Deposit, and (B) solely if the Purchaser Default prevents Closing of the Woodholme MOB Property, payment from Purchaser equal to the loss or expense, if any, incurred by the Woodholme MOB Seller as a result of the re-sale of any securities that were purchased in order to effect the defeasance of the Existing Woodholme MOB Financing, whereupon the Earnest Money Deposit and the additional amount referred to in the preceding clause (B), if applicable, shall be delivered to the Sellers as liquidated damages and neither party shall have any further rights or obligations hereunder, each to the other, except for any obligations or rights that expressly survive termination of this Agreement, and the right of the Sellers to collect such liquidated damages from Purchaser and Escrow Agent; or (ii) to waive the Purchaser Default and consummate the transactions contemplated hereby.

9.1.2Notwithstanding the foregoing or any other provision of this Agreement to the contrary, before Sellers may exercise the termination right set forth in Section 9.1.1, the Purchaser shall have the right to cure any Purchaser Default, and shall be entitled to postpone the Closing Date in order to allow such cure, in accordance with this Section 9.1.2 (the “Purchaser Delayed Closing Right”). If a Purchaser Default has occurred, Sellers shall deliver notice to the Purchaser on or prior to the Closing Date (a “Purchaser Default Notice”). Purchaser shall have the right, by notice to the Sellers delivered within five (5) Business Days after the Purchaser Default Notice, to exercise the Purchaser Delayed Closing Right to cure any Purchaser Default. If Purchaser elects to exercise the Purchaser Delayed Closing Right, then the following provisions shall apply: (a) the Closing Date shall be postponed to a date selected by Purchaser in such written notice (but not in

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excess of fifteen (15) days from the initial Closing Date), which postponement shall apply to all of the Properties, unless Sellers elect, in their sole discretion, to close on the sale of the Properties not affected by the Purchaser Default on the originally-scheduled Closing Date.

9.1.3If Purchaser does not elect to exercise the Purchaser Delayed Closing Right within the time frame provided above in Section 9.1.2, then thereafter the Sellers shall be entitled to terminate this Agreement in its entirety by written notice to Purchaser. If the Closing Date is postponed as provided above in Section 9.1.2, but if a Purchaser Default remains uncured as of the Closing Date (as postponed), then the Sellers shall have the right to terminate this Agreement by written notice to Purchaser. Upon the termination of this Agreement by the Sellers pursuant to this Section 9.1.3, the Earnest Money Deposit (and the additional amount, if any, referred to in Section 9.1.1(i)(B)) shall be delivered to the Sellers; and neither party shall have any further rights or obligations hereunder, each to the other, except for rights or obligations of that survive termination as provided herein, and except for rights or obligations relating to the Property or Properties, if any, as to which this Agreement remains in effect. If the Closing does not occur because of a Purchaser Default, Purchaser and the Sellers agree that it would be impractical and extremely difficult to estimate the damages which the Sellers may suffer. Therefore, Purchaser and the Sellers hereby agree that, a reasonable estimate of the total damages that the Sellers would suffer from a Purchaser Default is and shall be an amount equal to the Earnest Money Deposit (and the additional amount, if any, referred to in Section 9.1.1(i)(B)). Sellers acknowledge and agree that the recovery of the Earnest Money Deposit (and the additional amount, if any, referred to in Section 9.1.1(i)(B)) is the sole and exclusive remedy available to Sellers for a breach by Purchaser, that in no event shall Purchaser have any liability whatsoever to the Sellers for money damages, and (effective upon Sellers’ receipt of the Earnest Money Deposit (and the additional amount, if any, referred to in Section 9.1.1(i)(B)) that the Sellers waive any right to make a Claim against the Purchaser for money damages.

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9.2Default by the Sellers Prior to Closing.

9.2.1If (a) the condition to Closing set forth in the first sentence of Section 8.2.1 is not satisfied as of the Closing Date, (b) after all of the conditions to the Sellers’ obligations to proceed with the Closing have been satisfied or waived by the Sellers, the condition to Closing set forth in Section 8.2.2 is not satisfied as of the Closing Date, or (c) if any Seller willfully causes the failure of any condition in Section 8.2 (any of the foregoing circumstances being referred to herein as a “Seller Default”), then Purchaser may elect, as Purchaser’s sole and exclusive remedy for a Seller Default, either: (i) to pursue an action against the Sellers for specific performance, provided that such action must be initiated within ninety (90) days following the date on which the Closing should have occurred in accordance with this Agreement; (ii) when permitted pursuant to Section 9.2.3, to terminate this Agreement and thereupon to receive the Earnest Money Deposit and reimbursement from Sellers when and to the extent provided below in Section 9.2.3, or (iii) waive its rights to exercise any right or remedy available to it at law or in equity and proceed to close this transaction. Notwithstanding the foregoing, the refund of the Earnest Money Deposit and the payment of the expenses as set forth herein is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Purchaser.

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9.2.2Notwithstanding the foregoing or any other provision of this Agreement to the contrary, before Purchaser may exercise the termination right set forth in Section 9.2.1, the Sellers shall have the right to cure any Seller Default, and shall be entitled to postpone the Closing Date in order to allow such cure, in accordance with this Section 9.2.2 (the “Seller Delayed Closing Right”). If a Seller Default has occurred, Purchaser shall deliver notice to the Sellers on or prior to the Closing Date (a “Seller Default Notice”). The Sellers shall have the right, by notice to the Purchaser delivered within five (5) Business Days after the Seller Default Notice, to exercise the Seller Delayed Closing Right to cure any Seller Default. If the Sellers elect to exercise the Seller Delayed Closing Right, the following provisions shall apply:

(a)Subject to Section 9.2.2(c), if the Seller Default affects any of the Necessary Properties, then: (i) the Closing Date shall be postponed to a date selected by the Sellers in such written notice (but not in excess of thirty (30) days from the initial Closing Date), which postponement shall apply to all of the Properties, unless Purchaser elects, in its sole discretion, to close on the Properties not affected by the Seller Default, and (ii) the parties shall proceed to Closing on the initial Closing Date or as promptly as possible thereafter with respect to the Properties, if any, as to which Purchaser elects in its sole discretion not to postpone Closing, and the Purchase Price payable at such Closing shall be reduced by the sum of the Allocated Amounts of the Properties as to which the Closing Date has been postponed (the amount of such reduction to be due and payable when and if a subsequent Closing occurs under the following clause (iii)), and (iii) if the Sellers cure the Seller Default within such thirty (30) days, Purchaser shall be obligated to purchase the remaining Properties (or the Properties as to which such cure was effected) promptly after such cure is completed; or

(b)If the Seller Default does not affect any of the Necessary Properties, then: (i) the Closing Date shall be postponed to a date selected by the Sellers in such written notice (but not in excess of thirty (30) days from the initial Closing Date), except that such postponement shall apply solely as to the Property or Properties affected by the Seller Default, (ii) the parties shall proceed to Closing on the initial Closing Date or as promptly as possible thereafter with respect to the Properties not affected by the Seller Default, and the Purchase Price payable at such Closing shall be reduced by the sum of the Allocated Amounts of the Properties as to which the Closing Date has been postponed (the amount of such reduction to be due and payable when and if a subsequent Closing occurs under the following clause (iii)), and (iii) if the Sellers cure the Seller Default within such thirty (30) days, Purchaser shall be obligated to purchase the remaining Properties (or the Properties as to which such cure was effected) promptly after such cure is completed.

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(c)The postponed Closing Date selected by Sellers pursuant to Section 9.2.2(a) or Section 9.2.2(b) above must be at least 15 days later than the date on which the notice selecting such date is given by Sellers to Purchaser.

9.2.3If the Sellers do not elect to exercise the Seller Delayed Closing Right within the time frame provided above in Section 9.2.2, then thereafter the Purchaser shall be entitled to terminate this Agreement in its entirety by written notice to the Sellers given not later than ten (10) Business Days after the Seller Default Notice. If the Closing Date is postponed as to one or more of the Properties as provided above in Section 9.2.2, but if a Seller Default remains uncured as of the Closing Date (as postponed), then Purchaser shall have the right to terminate this Agreement solely as to the Property or Properties as to which Closing was postponed pursuant to Section 9.2.2, by written notice to the Sellers given not later than ten (10) Business Days after the Closing Date (as postponed). Upon the termination of this Agreement by the Purchaser pursuant to this Section 9.2.3: (a) the Earnest Money Deposit shall be returned to Purchaser (provided, however, that if such termination applies to some but not all of the Properties the Purchaser shall receive only the portion of the Earnest Money Deposit corresponding to the Allocated Shares of the Properties as to which this Agreement is terminated, and only if and to the extent such funds remain in escrow after Closing of the remaining Properties has occurred pursuant to this Section 9.2); (b) if such termination right arises from a Seller defaulting in its obligations hereunder or from a Seller willfully causing the failure of a condition to Purchaser’s obligation to close, the Sellers shall reimburse Purchaser for third-party out-of-pocket costs and expenses actually incurred by Purchaser in connection with the transaction contemplated by this Agreement, including, the negotiation and preparation of this Agreement and diligence expenses prior to execution hereof, up to a maximum reimbursement amount of $908,699 plus attorneys’ fees and costs, if the same are due from Seller pursuant to Section 12.2 hereof; and (c) neither party shall have any further rights or obligations hereunder, each to the other, except for rights or obligations of that survive termination as provided herein, and except for rights or obligations relating to the Property or Properties, if any, as to which this Agreement remains in effect.

9.2.4Purchaser acknowledges and agrees that the remedies set forth in this Section 9.2 are the sole and exclusive remedies available to Purchaser for a breach by Sellers, that in no event shall Sellers have any liability whatsoever to Purchaser for money damages, and that Purchaser waives any right to make a Claim against the Sellers for money damages other than those provided in Sections 9.2.1, 9.2.2 and 9.2.3 hereof.

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9.3Material Adverse Effect.

9.3.1For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on the assets comprising the Properties, the Purchaser’s title to one or more of the Properties after Closing, or the results of operations or financial condition of one or more of the Properties caused by any event, circumstance, development, condition, occurrence, state of facts, change or effect, in each case considering all of the Properties as a single asset, and in each

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case excluding the impact of any event, circumstance, development, condition, occurrence, state of facts, change or effect caused by Purchaser or any Person acting on Purchaser’s behalf. For purposes of determining the existence of a Material Adverse Effect, any single adverse effect, or combination of adverse effects, caused by one or more events, circumstances, developments, conditions, occurrences, states of fact, changes or effects (including, without limitation, Proceedings, Liens and Violation Notices) shall not be considered a Material Adverse Effect unless and until the Liquidated Amount with respect to such single adverse effect or combination of adverse effects equals or exceeds 2% of the Purchase Price.

9.3.2If it is necessary to determine the potential exposure, the reasonable cost to Discharge or remediate, or the reasonable unpaid amount of any event, circumstance, development, condition, occurrence, state of facts, change or effect (collectively, the “Liquidated Amount”) in order to apply the provisions of Section 9.3.1 or Section 8.2.1, the Sellers and Purchaser shall mutually agree on such determination(s), each acting in good faith and in a commercially reasonable manner.

9.4Limitations of Purchaser’s Post-Closing Claims. Notwithstanding anything in this Agreement to the contrary, including any language limiting representations and warranties or covenants of Sellers to each’ s respective Property, but in all cases subject to the following sentence, each of the Sellers shall be jointly and severally liable for the obligations and liabilities of each other Seller under this Agreement, subject to the following limitations. Notwithstanding any provision to the contrary herein or in any document or instrument (including any deeds, bill of sale or assignments) executed by any Seller and delivered to Purchaser at or in connection with the Closing (collectively, “Closing Documents”), no Seller shall have (and each Seller is exculpated and released from) any Claim or liability whatsoever with respect to, and Purchaser shall be forever barred from making or bringing any Claims or asserting any liability against a Seller with respect to (i) any of the representations and warranties, covenants or indemnities contained in this Agreement or in any Closing Document made by any of the Sellers, unless and until the aggregate amount of all losses actually incurred by the Purchaser for a breach of the representations and warranties made and undertaken in this Agreement by any or all of the Sellers exceeds the Threshold Amount (in which case Purchaser may bring a Claim for the total amount of such losses, including amounts below the Threshold Amount); and (ii) any of the representations and warranties made and undertaken in this Agreement or in any document executed or delivered at Closing by any or all of the Sellers, if and to the extent that the total liability of all of the Sellers for breaches of any of the foregoing would exceed the Cap Amount. As used herein: (i) “Threshold Amount” means an amount equal to One Hundred Thousand Dollars ($100,000), and (ii) the “Cap Amount” means an amount equal to 2% of the Purchase Price. The Threshold Amount and Cap Amount shall not apply to Seller Estoppel Certificates or the Sellers’ indemnification obligations under Sections 5.5.13, 7.2.4(l), Article 10, and Section 12.22.4 of this Agreement.

9.5Other Limitations of Purchaser’s Claims. Purchaser shall not make any Claim or bring any proceeding to enforce the liability of a Seller unless Purchaser believes, in good faith, that it would be entitled to recover all or a portion of the alleged damages or other liability notwithstanding the limitations on such Seller’s liability set forth above in Section 9.4. In no event shall any Seller be liable for indirect, consequential or punitive damages of any kind, and Purchaser shall be barred from and hereby waives any Claim for the same.

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9.6Survival of Purchaser’s Claims. The representations and warranties, covenants and indemnities of the Sellers contained herein or in any Closing Document shall survive until the date that is nine (9) months from the Closing Date (the “Survival Date”); except with respect to any representation, warranty, covenant or indemnity that survives for a longer period pursuant to an express provision of this Agreement. Any permitted Claim that Purchaser may have at any time against a Seller for breach of any such representation, warranty, covenant or indemnity, whether known or unknown, with respect to which a written notice providing specific details of the alleged breach to the extent known by Purchaser (a “Claim Notice”) has not been delivered to the Sellers on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Purchaser may have at any time against a Seller for a breach of any such representation or warranty, or its covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to the Sellers on or prior to the Survival Date (a “Pending Claim”) may be the subject of subsequent litigation brought by Purchaser against the Sellers. For the avoidance of doubt, on the Survival Date, each Seller shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Purchaser and/or its successors and assigns with respect to any Claims or any other matter relating to this Agreement or any Closing Document, except for those matters that are then the subject of the pending Claim Notice delivered by Purchaser to the Sellers that is still pending on the Survival Date.

9.7Survival of Sellers’ Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties, covenants and indemnities of Purchaser contained herein or in any document or instrument executed by Purchaser and delivered to the Sellers at or in connection with the Closing (collectively, “Purchaser Closing Documents”) shall survive only until the Survival Date. Any Claim that the Sellers may have any time against Purchaser for breach of any such representation, warranty, covenant, or indemnity, whether known or unknown, with respect to which a Claim Notice has not been delivered to Purchaser on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that the Sellers may have at any time against Purchaser for a breach of any such representation or warranty, covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to Purchaser on or prior to the Survival Date may be the subject of subsequent litigation brought by the Sellers against Purchaser. For the avoidance of doubt, on the Survival Date, Purchaser shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the Sellers and/or their successors and assigns with respect to any Claims or any other matter relating to this Agreement or any Purchaser Closing Document, except for those matters that are then the subject of the pending Claim Notice delivered by the Sellers to Purchaser that is still pending on the Survival Date.

9.8Limitations of Seller’s Claims. Notwithstanding any provision to the contrary herein or in any Closing Documents (other than a provision that expressly provides that this Section 9.8 is not applicable, in which case such provision shall control over this Section 9.8), Purchaser shall not have (and Purchaser is exculpated and released from) any Claim or liability whatsoever with respect to, and Seller shall be forever barred from making or bringing any Claims or asserting any liability against Purchaser with respect to (i) any of the representations and warranties, covenants or indemnities contained in this Agreement or in any Closing Document made by Purchaser, unless and until the aggregate amount of all losses actually incurred by the sellers for a breach of the

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representations and warranties made and undertaken in this Agreement by any or all of the Sellers exceeds the Threshold Amount (in which case Seller may bring a Claim for the total amount of such losses, including amounts below the Threshold Amount); and (ii) any of the representations and warranties made and undertaken in this Agreement or in Closing Documents by Purchaser, if and to the extent that the total liability of Purchaser for breaches of any of the foregoing would otherwise exceed the Cap Amount. Sellers shall not make any Claim or bring any proceeding to enforce the liability of Purchaser unless Sellers believe, in good faith, that Sellers would be entitled to recover all or a portion of the alleged damages or other liability notwithstanding the limitations on Purchaser’s liability set forth in this Section 9.8. In no event shall any Purchaser be liable for indirect, consequential or punitive damages of any kind, and Seller shall be barred from and hereby waives any Claim for the same. The provisions of this Section 9.8 shall not apply to a claim by Seller against Purchaser for the Earnest Money Deposit.

9.9Limitations on Liability.

9.9.1The parties hereto confirm and agree that in each instance herein where a party or its Affiliates is entitled to payment or reimbursement for damages, costs or expenses pursuant to the terms and conditions of this Agreement, any payment or reimbursement made to such party shall be conclusively deemed to be for the account of both such party and its Affiliates, it being acknowledged and agreed that a payment or reimbursement made to such party for damages, costs or expenses shall be sufficient to satisfy all claims for payment or reimbursement of such party and its Affiliates. In no event will either party be liable to the other for any indirect, special, consequential or punitive damages of any kind.

9.9.2To the maximum extent permitted by applicable law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.

9.10Survival. Article IX shall survive the Closing.

X.

BROKERS

The Sellers represent and warrant to Purchaser, and Purchaser represents and warrants to the Sellers, that except for Cassidy Turley and JPMorgan (collectively, “Broker”), no broker or finder has been engaged by the Sellers, Purchaser or their affiliates, respectively, in connection with the transaction contemplated by this Agreement or to its knowledge is in any way connected with this transaction. Purchaser shall be responsible for the payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person engaged or retained by Purchaser in connection with the transaction contemplated by this Agreement. The Sellers shall be responsible for the payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person engaged or retained by the Sellers in connection with the transaction contemplated by this Agreement, including without limitation, Broker. The Sellers and Purchaser (except with respect to the commission which shall be paid by the Sellers to Broker) each agree to Indemnify the other with respect to Claims for payment of any commission, finder’s fee

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or other sum initiated by any broker, commission agent or other person which such party or its representatives has engaged or retained or with which it has had discussions concerning or which shall be based upon any statement or agreement alleged to have been made by such party, in connection with the transaction contemplated by this Agreement or the sale of all of the Properties by the Sellers. The provisions of this Article X shall survive the Closing.
XI.

NOTICES

Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed delivered by (i) hand delivery upon receipt, (ii) registered mail or certified mail, return receipt requested, postage prepaid, upon delivery to the address indicated in the Notice, (iii) overnight courier (next business day delivery) on the next business day at 12:00 noon, or (iv) e-mail whichever shall occur first, as follows:
If to all or any of the Sellers:        6110 Executive Boulevard
Suite 800
Rockville, Maryland 20852
Attention:     Paul T. McDermott (on or after October 1, 2013)
George F. McKenzie (before October 1, 2013)
            President and Chief Executive Officer
E-Mail: pmcdermott@WRIT.com (on or after October 1, 2013)
E-Mail: gmckenzie@WRIT.com (before October 1, 2013)

- and -

Attention:     Michael Daugard,
Director, Acquisitions
E-Mail:    mdaugard@writ.com
- and -

Attention:    Thomas Morey,
Senior Vice President and General Counsel
E-Mail:    tmorey@writ.com
with a copy to:

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Daniel M. Lopez, Esq.
Arent Fox LLP
1717 K Street, N.W.
Washington, D.C. 20036
Email: daniel.lopez@arentfox.com

If to Purchaser:                c/o Harrison Street Real Estate Capital, LLC
71 South Wacker Drive, Suite 3575
Chicago, Illinois 60606
Attention: Michael Gordon
Email: mgordon@harrisonst.com and
Attention: Michael Gershowitz
mgershowitz@harrisonst.com

with a copy to:

DLA Piper LLP (US)
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Attention: David Sickle
Email: david.sickle@dlapiper.com

If to Escrow Agent:            Chicago Title Insurance Company
2000 M Street, N.W.
Suite 610
Attention: Dianne E. Boyle
Washington, DC 20036
boyled@ctt.com

with a copy to the Sellers or to Purchaser, as applicable.

Any correctly-addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first day that the Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger or overnight delivery service. The parties hereto shall have the right from time to time, and at any time, to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America, by giving to the other party at least ten (10) days prior Notice thereof, in the manner prescribed herein; provided, however, that to be effective, any such change of address must be actually received (as evidenced by a return receipt). Delivery by email and facsimile shall be deemed effective Notice if receipt was confirmed by telephone or return email by the intended recipient or such Notice was followed within two (2) Business Days by delivery based on one of the other Notice methods available. Any Notice that is required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.

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XII.

MISCELLANEOUS

12.1Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. If any legal action is necessary to enforce the terms and conditions of this Agreement, the parties hereby agree that the federal and state courts in the State of Maryland shall be the sole jurisdiction and venue for the bringing of the action.

12.2Professional Fees and Costs. If a lawsuit, arbitration or other proceedings are instituted by any party to enforce any of the terms or conditions of this Agreement against any other party hereto, the prevailing party in such litigation, arbitration or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys’ and other professional fees and costs (including, but not limited to, witness fees), court costs, arbitrators’ fees, arbitration administrative fees, travel expenses, and other reasonable, actual, out-of pocket expenses or costs of such other proceedings, which amount shall be determined by any court of competent jurisdiction, arbitrator or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award. For the purposes of this section, any party receiving an arbitration award or a judgment for damages or other amounts shall be deemed to be the prevailing party, regardless of amount of the damage awarded or whether the award or judgment was based on all or some of such party’s claims or causes of action, and any party against whom a lawsuit, arbitration or other proceeding is instituted and later voluntarily dismissed by the instituting party shall be deemed to be the prevailing party.

12.3Exhibits a Part of This Agreement. The Exhibits attached hereto are incorporated in this Agreement by reference and are hereby made a part hereof.

12.4Executed Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the due execution and delivery of this Agreement to the parties hereto.

12.5Assignment. Purchaser may not assign, convey and otherwise transfer all or any part of its interest or rights herein without the prior written consent of the Sellers, which consent may be withheld in the Sellers’ sole discretion. Notwithstanding the foregoing, however, Purchaser may (without the Sellers’ consent but with advance written noticed to the Sellers) assign and transfer in whole or in part all of its rights and obligations under this Agreement to one (1) or more Affiliates of Purchaser, in the form of the Assignment of Purchase Agreement attached hereto as Exhibit R. Notwithstanding any assignment of its rights hereunder, the assigning purchaser shall remain liable for all obligations of the “Purchaser” hereunder. Any assignment as permitted in the preceding sentence shall be conditioned upon Purchaser delivering to the Sellers and Escrow Agent, not later than ten (10) days prior to Closing Date, a copy of such assignee’s organizational and formation documents and instruments, a Certificate of Good Standing for such assignee, and a fully-executed copy of the assignment agreement. The Sellers may not assign or transfer their respective rights or

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obligations under this Agreement without the prior written consent of Purchaser. No transfer or assignment by either party in violation of the provisions hereof shall be valid or enforceable. Notwithstanding anything to the contrary, and without limiting the foregoing, Purchaser may not assign this Agreement unless, after taking into account all assignments of this Agreement, all Persons who take title to the Properties or any portion thereof at Closing are disregarded as separate from no more than two (2) Persons for U.S. Federal income tax purposes.

12.6IRS - Form 1099-S. For purposes of complying with Section 6045 of the Internal Revenue Code of 1986, as amended, Escrow Agent shall be deemed the “person responsible for closing the transaction” and shall be responsible for obtaining the information necessary to file with the Internal Revenue Service Form 1099-S, “Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions.”

12.7Successors and Assigns. Subject to the provisions of Section 12.5 hereof, this Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and permitted assigns.

12.8Time is of the Essence. Time is of the essence of this Agreement.

12.9Entire Agreement. This Agreement and Exhibits and other documents and instruments attached to or referenced herein, contain the entire understanding and agreement between the parties hereto with respect to the purchase and sale of all of the Properties, and all prior and contemporaneous understandings, letters of intent, agreements and representations, whether oral or written, are entirely superseded. Except for any of the following expressly contained in this Agreement, the Sellers and Purchaser each expressly disclaim any reliance on any oral or written representations, warranties, comments, statements or assurances made by the Sellers, Purchaser, and any of their respective affiliates, and their respective agents, employees, representatives, attorneys or brokers, as an inducement or otherwise, to Purchaser’s and the Sellers’ respective execution hereof. No amendment of this Agreement shall be binding unless in writing and executed by the parties hereto.

12.10Further Assurances. Whenever and so often as requested by a party, the other party will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in such requesting party all rights, interests, powers, benefits privileges and advantages conferred or intended to be conferred upon it by this Agreement, or to effectuate the termination of this Agreement and cancellation of the Escrow (if otherwise permitted hereunder). The terms of this section shall survive Closing and/or termination of this Agreement.

12.11Waiver. Failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising herefrom, shall not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim or right (except that if a party proceeds to Closing, notwithstanding the failure of a condition to its obligation to close, then such condition shall be deemed waived by virtue of the Closing). Any waiver by either party shall be effective only if in a writing delivered to the other party hereto and setting forth, with specificity, the covenant, term,

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provision or condition so waived. Any such waiver shall not constitute or be construed as a continuing waiver of any subsequent default.

12.12Headings. The headings of this Agreement are for purposes of convenience only and shall not limit or define the meaning of the provisions of this Agreement.

12.13Risk of Loss. With respect to each Property, the risk of loss shall be as follows:

12.13.1Risk of Loss. Until the Closing Date, each Seller shall bear the risk of loss resulting from damage to such Seller’s Property by fire or other casualty (collectively “Casualty”). If, prior to the Closing Date, a Property shall be damaged by any Casualty, such Property’s Seller shall promptly deliver to Purchaser a Notice (“Casualty Notice”) of such event. Upon Purchaser’s receipt of a Casualty Notice, such Seller and Purchaser shall meet promptly to estimate the cost to repair and restore the Improvements to good condition and to replace the damaged Personal Property (“Casualty Renovation Cost”). If the parties are unable to agree on the cost of restoration, the matter will be submitted to an engineer or contractor designated by such Seller and an engineer or contractor designated by Purchaser, each licensed to practice in the jurisdiction in which the Land is located, and the engineers or contractors shall resolve the dispute. If the engineers or contractors fail to resolve the dispute, they shall designate a third engineer or contractor, who shall determine such resolution, which determination shall be binding on the Sellers and on the Purchaser. Each party hereto shall bear the costs and expenses of its own engineer or contractor. The cost of a third engineer or contractor, if any is appointed by the parties’ respective engineers or contractors, shall be borne one half (1/2) by the Sellers and one half (1/2) by the Purchaser.

12.13.2Material Loss. If the Casualty Renovation Cost for any single Property exceeds five percent (5%) of such Property’s Allocated Amount, or if the Casualty Renovation Costs, in the aggregate for all of the Properties that have suffered a casualty, exceeds two and one half percent (2.5%) of the Purchase Price, then Purchaser may, at its option, elect to terminate this Agreement with respect to the impacted Property or Properties provided the impacted Property is not one of the Necessary Properties. If the impacted Property is a Necessary Property, Purchaser shall have the option of terminating this Agreement with respect to all Properties. Such termination right may be exercised only by Notice to the Sellers within ten (10) business days after the date that the Casualty Renovation Cost for such Property or in the aggregate for all Properties that have suffered casualties is determined to exceed the applicable amount stated in the preceding sentence (and if necessary the Closing Date will be extended to accommodate such ten (10) business day period), and in the event of a termination hereof with respect to the impacted Property or Properties only, the Purchase Price shall be reduced by the Allocated Amount of the terminated Property or Properties. If this Agreement can be terminated pursuant to the preceding provisions of this Section 12.13.2, but Purchaser elects not to terminate this Agreement pursuant to such provision, then the Closing shall take place as provided herein without reduction of the Purchase Price, and the Sellers shall assign the insurance proceeds to Purchaser and the Sellers shall pay to Purchaser the amount of any deductible not already otherwise paid by the Sellers under applicable insurance policies.

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12.13.3Nonmaterial Loss. If the Casualty Renovation Cost for any single Property does not exceed five percent (5%) of such Property’s Allocated Amount, or if the Casualty Renovation Costs, in the aggregate for all Properties that have suffered a casualty, does not exceed two and one half percent (2.5%) of the Purchase Price, then, in any such event, neither party hereto shall have any right to terminate this Agreement, but the Closing shall take place as provided herein without reduction of the Purchase Price, and the Sellers shall assign the insurance proceeds to Purchaser and shall pay or credit to Purchaser at Closing for any deductible amount under applicable insurance policies.

12.13.4Eminent Domain. If, prior to the Closing Date, any Seller receives notice that any portion of one of its Properties (or access or other material rights in connection therewith) as would, in Purchaser’s reasonable judgment, materially adversely affect the operation of such Property or uses of such Property is, or has been threatened in writing by a governmental authority of competent jurisdiction, to be taken by condemnation or eminent domain, such Seller shall promptly notify Purchaser, and at the election of Purchaser this Agreement shall, upon the giving of Notice of such event or of the condemning authorities’ intention so to take such Property, terminate with respect only to the impacted Property, provided the impacted Property is not one of the Necessary Properties, but the Closing shall proceed with respect to the remaining Properties (with the Purchase Price reduced by the Allocated Purchase Price of the impacted Property). If the impacted Property is a Necessary Property, Purchaser shall have the option of terminating this Agreement with respect to all Properties. If Purchaser does not elect to terminate this Agreement prior to the Closing Date, on the Closing Date all of the proceeds of any award or payment made or to be made by reason of such taking shall be assigned by such Seller to Purchaser, and any money theretofore received by such Seller in connection with such taking shall be paid over to Purchaser, whereupon Purchaser shall pay the Purchase Price without abatement by reason of such taking. Such Seller shall not settle, agree to, or accept any award or payment in connection with a taking of less than all of the Property without obtaining Purchaser’s prior written consent in each case, which consent shall not be unreasonably withheld or delayed. As used in this Section, “material rights” or “materially adversely affect” means, with respect to a Property, a taking or condemnation that (a) would reduce available parking below that required by, or in general cause a violation of, any Legal Requirements or any Permitted Exceptions, (b) would restrict or impede access to the Property, (c) would materially impair the ability to operate the Property as a medical office building, (d) would result in a condemnation award reasonably estimated to exceed five percent (5%) of such Property’s Allocated Amount, or (e) would result in a condemnation award that, when combined with the amount of all other condemnation awards for takings or condemnations affecting any of the other Properties, would reasonably be estimated to exceed two and one-half percent (2.5%) of the Purchase Price.

12.14Construction of Agreement. The parties hereto have negotiated this Agreement at length, and have had the opportunity to consult with, and be represented by, their own competent counsel. This Agreement is, therefore, deemed to have been jointly prepared. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Agreement. The words “herein,” “hereof,” “hereunder” and words of similar reference mean and refer to this Agreement. The words “this Agreement” include the exhibits, schedules addenda

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and any future written modifications, unless otherwise indicated by the context. The words “will,” “shall” and “must” in this Agreement indicate a mandatory obligation. All dollar amounts set forth in this Agreement are stated in United States Dollars, unless otherwise specified. The words “day” and “days” refer to calendar days unless otherwise stated. The words “business day” refer to a day other than a Saturday, Sunday or Legal Holiday (hereinafter defined). The words “month” and “months” refer to calendar months unless otherwise stated. The words “year” and “years” refer to calendar years unless otherwise stated. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should fall on a Saturday, Sunday or Legal Holiday, the compliance with such obligations or delivery will be deemed acceptable on the next business day following such Saturday, Sunday or Legal Holiday. As used herein, the term “Legal Holiday” will mean any local or federal holiday on which post offices are closed in the State of Maryland.

12.15Covenants, Representations and Warranties. By proceeding with the closing of the sale transaction, the Sellers and Purchaser shall be deemed to have waived, and so covenant to waive, any claims of defaults or breaches by the other party existing on or as of the Closing Date whether under this Agreement or any other document or instrument executed by the other party in connection with this transaction, of which the waiving party was made aware by Notice from the defaulting or breaching party (and, if applicable, which is described on the Sellers certification of representations and warranties to be delivered at Closing) prior to the Closing Date for which the other party shall have no liability.

12.16Press Releases; Confidentiality. Either party may issue press releases and other public communications announcing the transaction contemplated by this Agreement with the consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Sellers may issue press releases without the consent of Purchaser if such press releases are substantially in the form emailed by Mike Daugard to Mike Gordon on September 27, 2013. In addition and notwithstanding anything to the contrary herein, the Sellers and their Affiliates may file and describe this Agreement in flings, and may make such other filings with the SEC as are required in connection with the matters contemplated by this Agreement. Notwithstanding the foregoing, no such press release or other communication shall include any information (other than the identification of the parties) that is required to be kept confidential pursuant to the remaining provisions of this Section 12.16. Purchaser and Sellers shall refrain, and shall cause their agents and representatives to refrain, from disclosing in any manner whatsoever, (a) the information provided by the other party or its representatives, or (b) any analyses, compilations, studies or other documents or records prepared by or on behalf of the other party, in connection with this transaction, without first obtaining the written consent of the other Party (collectively, “Proprietary Information”). The foregoing shall not preclude Purchaser or Sellers (i) from discussing the Proprietary Information with any person who is employed by Purchaser or Sellers or who, on behalf of Purchaser or Sellers, is actively and directly participating in the purchase and sale of all of the Properties, including, without limitation, to shareholders, partners, members, existing or prospective lenders, attorneys, accountants and other consultants and advisors, (ii) from complying with all laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, or (iii) from Purchaser utilizing such Proprietary Information after Closing in its ownership and operation of the Properties; provided, however, that if Purchaser or Sellers are required by applicable law or legal process to disclose any Proprietary Information, the parties agree to furnish only that portion of the Proprietary Information

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which such party is legally compelled to disclose and to use its commercially reasonable efforts to obtain assurance that, if possible, confidential treatment will be accorded to the Proprietary Information. Purchaser and Sellers shall inform their respective representatives of the confidential nature of the Proprietary Information and shall direct them to be bound by the terms of this section. In addition to any other remedies available to the non-defaulting party, the non-defaulting party shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the defaulting party under this Section in order to enforce the provisions of this section. The provisions of such confidentiality agreement shall survive any termination of this Agreement. Except as otherwise expressly provided in this Agreement, Purchaser agrees not to contact, directly or indirectly, any personnel at any of the Properties prior to the Closing Date without Sellers’ consent, and agrees to be liable for all of the Sellers’ damages in the event of any such unpermitted contact by Purchaser or any of its agents or representatives (excluding indirect, consequential or punitive damages of any kind).

12.17No Third-Party Beneficiaries. Except as otherwise expressly provided herein, the Sellers and Purchaser agree that there are no third parties who are intended to benefit from or who are entitled to rely on any of the provisions of this Agreement. No third party shall be entitled to assert any claims or to enforce any rights whatsoever pursuant to this Agreement. Except as otherwise expressly provided herein, the covenants and agreements provided in this Agreement are solely for the benefit of the Sellers and Purchaser and their permitted successors and assigns respectively.

12.18Facsimile Signatures. The execution of this Agreement and all Notices given hereunder and all amendments hereto, may be effected by facsimile signatures, all of which shall be treated as originals; provided, however, that the party receiving a document with a facsimile signature may, by Notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the facsimile signature. Purchaser and the Sellers each intend to be bound by its respective facsimile transmitted signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of the Agreement, and documents, and any Notices delivered by facsimile transmission.

12.19Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

12.20Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

12.21WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

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MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.221031 Exchange. The Sellers and/or Purchaser (or a parent entity of a Seller or the Purchaser that is recognized as a separate entity for federal income tax purposes) may consummate the sale of the Properties as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), in accordance with the following provisions:

12.22.1If the Sellers or Purchaser elects to effectuate an Exchange, and such Exchange cannot be effected for any reason, the Closing shall not be delayed and Sellers and Purchaser shall be obligated to close the transaction as a purchase and sale pursuant to the terms of this Agreement.

12.22.2 To exercise its right under this Section 12.22 to exchange, rather than sell or purchase, as applicable, all or some of the Properties, the Sellers or Purchaser shall provide the other party with a written statement stating its intent to enter into an Exchange not later than fifteen (15) days prior to the Closing Date.

12.22.3 If the Sellers or Purchaser exercises its right to exchange, rather than sell or purchase, as applicable, all or some of the Properties, the Sellers may, on or before the Closing Date, assign its rights under this Agreement to a “qualified intermediary”, as defined in Treasury Regulation 1.103(k) I (g)(4) (the “Accommodator”) or an Exchange Accommodation Titleholder (“EAT”), or transfer such Properties to the Accommodator or the EAT, subject to all of Purchaser’s rights and remedies under this Agreement, including, without limitation, Purchaser’s right to acquire such Properties at the Closing or Purchaser may, on or before the Closing Date, assign its rights under this Agreement to an Accommodator or an EAT, or direct the Sellers to convey such Properties to an Accommodator or an EAT at Closing, subject to all of the Sellers’ rights and remedies under this Agreement; provided, however, that the Sellers or Purchaser shall notify the other party of the identity of the Accommodator or EAT within five (5) days after designation of same, and further provided that the party designating an Accommodator or EAT (the “Designating Party”) shall remain liable for the performance of all obligations, representations, warranties and covenants of the Designating Party hereunder. In any case, all payments that Purchaser is obligated to make to the Sellers under this Agreement shall be made to the Accommodator or the EAT and not to Seller. Purchaser and the Sellers agree to cooperate with each other and the Accommodator or EAT in arranging the Exchange. The party which is not the Designating Party (the “Non-Designating Party”) shall execute any documents reasonably requested by the Designating Party and the Accommodator or EAT to facilitate the Exchange as a like-kind exchange under Section 1031 of the Code and the Treasury Regulations effective thereunder at the time of Closing hereunder, including, but not limited to, any appropriate amendments to this Agreement and any appropriate escrow instructions; provided, however, that no such document shall adversely affect the Non-Designating Party in any respect or change any of the economic terms and conditions of the transaction with respect to the Non-Designating Party or modify or limit the Non-Designating Party’s rights and remedies under this Agreement. The Non-Designating Party shall not be obligated to incur any costs, expenses, losses, liabilities or damages greater than those the Non-Designating Party would have incurred had the Designating Party not elected to effect an exchange. The Designating Party shall reimburse the Non-Designating Party on demand for all costs and expenses

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incurred by the Non-Designating Party in excess of those that would have been incurred if the Designating Party had not elected to effect an Exchange.

12.22.4 In no event shall the Non-Designating Party be obligated to acquire title to any other property, in connection with such Exchange. Purchaser’s sole obligation in connection with any Exchange shall be to acquire the Property from Seller or its assignee in exchange for the Purchase Price in accordance with the terms of this Agreement. The Designating Party agrees to defend, indemnify, and hold the Non-Designating Party free and harmless from all costs, expenses, losses, damages or liability, including but not limited to reasonable attorney’s fees and costs of suit, arising out of or in connection with any Exchange and the Non-Designating Party's cooperation hereunder. Each party acknowledges that neither of them is making any representations, and neither of them is relying on any representations of the other party or the other party's counsel, with respect to the federal, state or local income tax treatment of either of them in connection with this transaction, and neither party shall have any liability in connection with any tax treatment received by either of them in connection with this transaction, including, without limitation, any failure of this transaction to qualify as an exchange under Section 1031 of the Code.

12.23Montgomery County Provisions. The following disclosures are made pursuant to applicable law in Montgomery County, Maryland:

(a)General/Master Plans. Purchaser acknowledges that (i) Purchaser has been given an opportunity to review the applicable county master plan and municipal land use plan and any adopted amendments to each and approved official maps showing planned land uses, roads, and highways, parks, and other public facilities affecting the Property(ies) contained in the plan; (ii) Seller has informed Purchaser that amendments affecting the plan may be pending before the planning board or the county council or a municipal planning body; (iii)(A) Purchaser has reviewed each plan and adopted amendment; or (B) Purchaser has waived the right to review each plan and adopted amendment; and (iv) Purchaser understands that, to stay informed of future changes in county and municipal land use plans, Purchaser should consult the planning board and the appropriate municipal planning body. Purchaser acknowledges that it is aware that the applicable plan or general plan for Montgomery County is available at the Maryland National Capital Park and Planning Commission and that at no time did Seller explain to Purchaser the intent or meaning of such a plan nor did Purchaser rely on any representations made by Seller pertaining to the applicable master plan or general plan.

(b)Airport. Purchaser also acknowledges that it has been advised of the relative location of any airport or heliport existing within a five (5)-mile radius of the Property in accordance with applicable law.

(c)Notice and Disclosure of Availability of Sewage Disposal System in Designated Areas.

(i)Notice is hereby given to Purchaser, pursuant to the Montgomery County Code, of the obligation of Seller, or Seller’s duly authorized agent, to disclose to Purchaser any information known to Seller as to (a) whether a Property is connected to, or has been approved for connection to, a public water and sewer system, and if not, the source, if any, of potable water

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for such Property, whether an individual sewage disposal system has been constructed on such Property, or approved for construction; (b) the water and sewer service area category or categories that currently apply to such Property and a brief explanation of how each category affects the availability of water and sewer service; (c) any recommendations in the master plan regarding water and sewer service to such Property; and (d) the status of any pending eastern sewer district comprehensive plan amendments or service area category changes that would apply to such Property.

12.23.1Purchaser hereby acknowledges that Seller has informed Purchaser of any of the foregoing information of which Seller has knowledge. Purchaser understands that Seller has no duty to update its disclosure of any such information.

[Signatures are on the following page.]

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XIII.

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed as of the 27th day of September, 2013.

PURCHASER:

HARRISON STREET REAL ESTATE,
LLC, a Delaware limited liability company

By:	/s/ Stephen M. Gordon
Name:	Stephen M Gordon
Its:	Principal and General Counsel

[Signatures continue on the following pages]

Signature Page to
Purchase and Sale Agreement
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SELLERS:
WRIT 2440 M, LLC,
a Delaware limited liability company

By:	Washington Real Estate Investment Trust
a Maryland real estate investment trust,
its sole member

	By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer

SGPC, LLC,
a Maryland limited liability company

By:	Washington Real Estate Investment Trust
a Maryland real estate investment trust,
its sole member

	By:	/s/ George F. McKenzie
George F. McKenzie

Signature Page to
Purchase and Sale Agreement
WRIT MOB - Transaction I

SGPC II, LLC,
a Delaware limited liability company,

By:	WRIT 15005 SG, LLC
a Delaware limited liability company,
its sole member

By:	Washington Real Estate Investment Trust
a Maryland real estate investment trust,
its sole member

By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer

Washington Real Estate Investment Trust,
a Maryland real estate investment trust,

By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer

SGMB Limited Partnership,
a Maryland limited partnership,

By:	WRIT SGMB, LLC
a Delaware limited liability company,
its sole general partner

By:	Washington Real Estate Investment Trust
a Maryland real estate investment trust,
its sole member

By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer

Signature Page to
Purchase and Sale Agreement
WRIT MOB - Transaction I

WH-I LAND LLC,
a Maryland limited liability company

By:	WRIT Woodholme, LLC
a Delaware limited liability company,
its sole member

By:	Washington Real Estate Investment Trust,
a Maryland real estate investment trust,
its sole member

By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer

Shady Grove Medical II, LLC,
a Maryland limited liability company

By:	Washington Real Estate Investment Trust,
a Maryland real estate investment trust,
its sole member

By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer

Woodholme Medical Office Building LLC,
a Delaware limited liability company

By:	WRIT Woodholme, LLC
a Delaware limited liability company,
its sole member

By:	Washington Real Estate Investment Trust
a Maryland real estate investment trust,
its sole member

By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer
[Signature page follows]

Signature Page to
Purchase and Sale Agreement
WRIT MOB - Transaction I

JOINDER AND GUARANTY

WRIT (“Guarantor”) hereby joins in the execution of this Agreement solely for the purpose of guarantying, and Guarantor hereby does guaranty, subject to the provisions of this Agreement limiting the amount or duration of the liability of any Seller (which limitations shall apply to Guarantor’s liability under this guaranty as well), the prompt payment in full of any damages or other sums due and owing by any Seller to Purchaser after Closing as a result of the breach by such Seller of any of its representations, warranties, covenants and obligations in this Agreement.

To the maximum extent permitted by applicable law, Guarantor waives any defense of any kind (including suretyship defenses) which it may now or hereafter have with respect to this Guaranty, other than a defense based on the contention that the Seller obligations for which enforcement of this Guaranty is requested are not due and payable.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ George F. McKenzie
George F. McKenzie
President and Chief Executive Officer

Signature Page to
Purchase and Sale Agreement
WRIT MOB - Transaction I

EXHIBIT A-1

PROPERTIES AND SELLERS

	Property	Address	Seller
1	2440 M Street NW	2440 M Street NW, Washington, DC	WRIT 2440 M, LLC
2	Alexandria Professional Center	4660 Kenmore Drive, Alexandria, VA	Washington Real Estate Investment Trust
3	8301 Arlington Blvd	8301 Arlington Blvd , Fairfax, VA	Washington Real Estate Investment Trust
4	6565 Arlington Blvd	6565 Arlington Blvd , Fairfax, VA	Washington Real Estate Investment Trust
5	Ashburn I	20905 Professional Plaza, Ashburn, VA	Washington Real Estate Investment Trust
6	Ashburn II	20925 Professional Plaza, Ashburn, VA	Washington Real Estate Investment Trust
7	Ashburn III	20955 Professional Plaza, Ashburn, VA	Washington Real Estate Investment Trust
8	CentreMed I & II	6201 & 6211 Centreville Road, Centreville, VA	Washington Real Estate Investment Trust
9	Sterling Medical Office Building	46440 Benedict Drive, Sterling, VA	Washington Real Estate Investment Trust
10	Lansdowne (at Riverside Office Park)	19500 Sandridge Way, Leesburg, VA	Washington Real Estate Investment Trust
11	Shady Grove Medical Village II	9850 Key West Avenue, Rockville, MD	Shady Grove Medical II, LLC
12	Shady Grove Medical Building	9707 Medical Center Drive, Rockville, MD	SGMB Limited Partnership
13	Shady Grove Professional Center	15001 Shady Grove Road, Rockville, MD	SGPC, LLC
14	Shady Grove Professional Center II	15005 Shady Grove Road, Rockville, MD	SGPC II, LLC
15	Woodholme Center	1829 Reisterstown Road, Pikesville, MD	WH-I Land LLC
16	Woodholme Medical Office Building	1838 Greene Tree Road, Pikesville, MD	Woodholme Medical Office Building LLC

Exhibit A-1

WRIT MOB - Transaction I